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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                                AGREEMENT OF SALE

                                     BETWEEN

                       KINDRED HEALTHCARE OPERATING, INC.,
                      KINDRED NURSING CENTERS EAST, L.L.C.,
                                       and
                     KINDRED NURSING CENTERS SOUTH, L.L.C.,
                                    as Seller

                                       AND

                         WKTM-FLORIDA, LLC, as Purchaser

                                 JUNE, 18, 2003

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. Purchase and Sale ..........................................................5

2. Purchase Price..............................................................6

3. Property ...................................................................6

4. Due Diligence ..............................................................6

5. Conditions to Closing ......................................................9

6. Certain Representations and Warranties by Seller...........................11

7. Certain Representations and Warranties of Purchaser .......................15

8. Closing ...................................................................16

9. Seller Closing Documents ..................................................17

10. Prorations and Adjustments ...............................................19

11. Closing Costs ............................................................20

12. Remedies .................................................................20

13. Brokers ..................................................................22

14. Casualty and Condemnation ................................................22

15. Certain Warranties; Disclaimer............................................23

16. General Provisions .......................................................24

17. Interest in Bed of Streets ...............................................27

18. Radon ....................................................................27

19. Maps, Plans and Surveys ..................................................27

20. Florida Leases ...........................................................27

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                                AGREEMENT OF SALE

     This AGREEMENT OF SALE ("Agreement") is made on June 18, 2003 between KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation ("KHOI"), KINDRED NURSING CENTERS EAST, L.L.C., a Delaware limited liability company ("East"), and KINDRED NURSING CENTERS SOUTH, L.L.C., a Delaware limited liability company ("South"; KHOI, East and South shall collectively be known as "Seller"), and WKTM-FLORIDA, LLC, a Delaware limited liability company ("Purchaser").

                               W I T N E S S E T H

     WHEREAS, Seller or its affiliates lease certain properties, including 15 nursing centers in Florida (the "Leased Facilities"), pursuant to the Master Lease Agreements, dated April 20, 2001 (the "Master Lease") between Ventas Realty, Limited Partnership ("Ventas"), as lessor, and KHOI and Kindred Healthcare, Inc. ("KHI"), together as tenant.

     WHEREAS, East currently owns in fee the nursing center commonly known as Boca Raton Rehab Center and the nursing center commonly known as Rehab Center of the Palm Beaches (collectively, the "Owned Facilities").

     WHEREAS, the Leased Facilities and the Owned Facilities (collectively, the "Facilities") are included in the Property (as hereinafter defined).

     WHEREAS, KHOI and KHI, as purchaser, have entered into an Agreement of Sale of Real Property and Master Lease Amendments (the "Ventas Purchase Agreement"), dated May 14, 2003, with Ventas, as seller, in order to purchase certain properties, including the Leased Facilities (the "Ventas Transaction").

     WHEREAS, as of the date hereof, KHOI, East, South, Senior Health Management, LLC ("SHM"), Florida Institute for Long Term Care, LLC, and several of its affiliates entered into that certain Operations Transfer Agreement (the "OTA"), which contemplates the sale of the Leased Facilities and the Owned Facilities to Purchaser, and/or the leasing of such facilities and sale of other assets from Seller to the tenants named therein prior to such aforementioned sale.

     WHEREAS, Seller wishes to sell the Property to Purchaser and Purchaser wishes to purchase the Property from Seller upon the closing of the Ventas Transaction.

     NOW, THEREFORE, in consideration of the agreement set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

     Definitions

     "Allocated Purchase Price" shall have the meaning set forth in Section
2(a).

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     "Appurtenances" has the meaning set forth in Section 3.

     "Assignment and Assumption Agreement" has the meaning set forth in Section 9(a)(ii).

     "Business Day" means any day other than (i) Saturday, (ii) Sunday, or (iii) any other day when federally insured banks in New York, New York are required or authorized to be closed.

     "Casa Mora Ground Lease" has the meaning set forth in Section 6(ff).

     "Casa Mora Property" means the property more commonly known as Casa Mora Rehab and Extended Care, located in Bradenton, Florida, as more specifically described in Exhibit A attached hereto.

     "Casualty and Condemnation" has the meaning set forth in Section 14.

     "Certification of Reports" has the meaning set forth in Section 19.

     "Closing" has the meaning set forth in Section 8.

     "Closing Date" has the meaning set forth in Section 8.

     "Deeds" has the meaning set forth in Section 9(a)(i).

     "Diligence Materials" has the meaning set forth in Section 19.

     "Due Diligence Deadline" means 7 P.M. Eastern Daylight Time on June 25,
2003.

     "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the use or release of Hazardous Substances.

     "Facilities" has the meaning set forth in the recitals.

     "Fairhaven Sublease" means that certain sublease of a portion of the property more commonly known as The Oaks at Avon ("Fairhaven Property") between East, as sublessor, and FI-The Oaks, LLC, as subtenant, as contemplated by the OTA.

     "Florida Institute" means Florida Institute for Long Term Care, LLC, a Delaware limited liability company.

     "Florida Leases" means those certain leases of certain portions of the Property between Seller and affiliates of Florida Institute (the "Florida Tenants"), as contemplated by the OTA.

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     "G/L 4000 Reports" has the meaning set forth in Section 6(ee).

     "Hazardous Substance" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials that are now or are likely to become friable and are not controlled pursuant to an existing operations and maintenance program; any underground storage tanks, which are not listed on Schedule 2 attached hereto; any substance the presence of which on the Property is prohibited by any federal, state or local authority because it is hazardous or potentially hazardous or harmful or potentially harmful to human health or the environment; and any other material or substance now or in the future defined as a "hazardous substance", "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Environmental Law or regulated thereby.

     "HSR Act" has the meaning set forth in Section 7(f).

     "Improvements" has the meaning set forth in Section 3.

     "Individual Property" has the meaning set forth in Section 2.

     "Inspection Period" has the meaning set forth in Section 4(c).

     "Intangibles" has the meaning set forth in Section 3.

     "KHI" has the meaning set forth in the recitals.

     "Land" has the meaning set forth in Section 3.

     "Leased Facilities" has the meaning set forth in the recitals.

     "Master Lease" has the meaning set forth in the recitals.

     "Material" means (a) in the case of a Title Objection or a Survey Objection, any such objection which causes a diminution in the value of the subject Individual Property of more than $30,000, and (b) in the case of a Test Objection, any such objection the cost to cure of which is equal to or greater than $30,000. "Materially" shall have the meaning correlative thereto.

     "Officer's Certificate" means a certificate delivered to Seller which is signed by an authorized officer of the Purchaser and certifies the information therein to the best of such person's knowledge.

     "OTA" has the meaning set forth in the recitals.

     "OTA Closing" means the "Closing", as such term is defined under the OTA.

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     "Owned Facilities" has the meaning set forth in the recitals.

     "Parking Lot Prime Lease" means that certain prime lease for a parking lot facility adjacent to the Waldemere facility.

     "Parking Lot Assignment" means that certain assignment of the Parking Lot Prime Lease to be executed by East, as sublessor, and FI-Waldemere, LLC, as subtenant, in form and substance reasonably acceptable to both parties.

     "Permitted Encumbrances" means the matters set forth on Exhibit D attached hereto.

     "Property" has the meaning set forth in Section 3.

     "Purchase Price" has the meaning set forth in Section 2(a).

     "Purchaser Commissioned Reports" means any and all reports commissioned at any time prior to Closing by or on behalf of Purchaser or its lenders relating to the environmental or physical condition of any Individual Property, including without limitation Phase I or Phase II environmental reports, mechanical reports, structural or engineering, and zoning reports.

     "Surveys" has the meaning set forth in Section 4(b).

     "Survey Deadline" means 7 P.M. Eastern Daylight Time on June 27, 2003.

     "Survey Objections" means any easement, encroachment, restriction or other title condition or exception with respect to an Individual Property, which (a) renders such Individual Property unmarketable, (b) will prohibit or materially impair Purchaser's intended use of such Individual Property as a skilled nursing facility or an assisted living facility, (c) currently causes a Material violation or is currently Materially violated, (d) imposes or will impose a Material charge or assessment on such Individual Property and/or the owner thereof (excluding however any customary governmental assessments and property taxes), (e) will likely require the Material alteration or Material removal of any Improvements, (f) Materially decreases the value of such Individual Property, (g) prevents legal and actual ingress and egress to and from such Individual Property via legally and actually open streets and/or valid and recorded perpetual easements which are sufficient to operate the Individual Property as a skilled nursing center or an assisted living facility, as applicable, (h) renders title to such Individual Property uninsurable at promulgated rates in the State of Florida by the Title Company, and/or (i) the Title Company (1) refuses to insure the contiguity of all parcels of land, if there is more than one parcel comprising such Individual Property, (2) refuses to insure the easements or other rights benefiting the Individual Property, or
(3) will only insure such contiguity or such easements and/or other rights upon the payment of an additional material premium.

     "Test Objections" means any objection to any matter relating to the Tests, which (a) renders the title to such Individual Property unmarketable, (b) will prohibit or materially impair Purchaser's intended use of such Individual Property as a skilled nursing facility or an assisted

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living facility, (c) currently causes a Material violation or is currently
Materially violated, (d) imposes or will impose a Material charge or assessment on such Individual Property and/or the owner thereof (excluding however any customary governmental assessments and property taxes), and/or (e) Materially decreases the value of such Individual Property.

     "Tests" has the meaning set forth in Section 4(c).

     "Title Company" means First American Title Insurance Company.

     "Title Insurance Policy" and "Title Insurance Policies" have the meanings set forth in Section 5(b)(1).

     "Title Objections" means any easement, encroachment, restriction or other title condition or exception with respect to an Individual Property, which (a) renders such Individual Property unmarketable, (b) will prohibit or materially impair Purchaser's intended use of such Individual Property as a skilled nursing facility or an assisted living facility, (c) currently causes a Material violation or is currently Materially violated, (d) imposes or will impose a Material charge or assessment on such Individual Property and/or the owner thereof (excluding however any customary governmental assessments and property taxes), (e) will likely require the Material alteration or Material removal of any Improvements, (f) Materially decreases the value of such Individual Property, (g) prevents legal and actual ingress and egress to and from such Individual Property via legally and actually open streets and/or valid and recorded perpetual easements which are sufficient to operate the Individual Property as a skilled nursing center or an assisted living facility, as applicable, (h) renders title to such Individual Property uninsurable at promulgated rates in the State of Florida by the Title Company, and/or (i) the Title Company (1) refuses to insure the contiguity of all parcels of land, if there is more than one parcel comprising such Individual Property, (2) refuses to insure the easements or other rights benefiting the Individual Property, or
(3) will only insure such contiguity or such easements and/or other rights upon the payment of an additional material premium.

     "Transactions" means the transactions contemplated by this Agreement.

     "Transfer Taxes" has the meaning set forth in Section 11(c).

     "Ventas" has the meaning set forth in the recitals.

     "Ventas Purchase Agreement" has the meaning set forth in the recitals.

     "Ventas Transaction" has the meaning set forth in the recitals.

     "Waldemere Property" means the property more commonly known as Waldemere Place, located in Sarasota, Florida, as more specifically described in Exhibit A attached hereto.

     1. Purchase and Sale. Seller agrees to sell and assign, as applicable, to Purchaser, and Purchaser agrees to purchase and assume, as applicable, from Seller, the Property, as

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hereinafter defined, for the Purchase Price, as hereinafter defined, and subject to the terms and conditions set forth in this Agreement.

     2. Purchase Price.

          (a) The purchase price (the "Purchase Price") for the Property shall be Sixty Two Million Five Hundred Thousand and No/100 Dollars ($62,500,000.00), subject to adjustment as provided in Section 5(c). Each individual property listed on Exhibit A (each, an "Individual Property") shall be allocated such portion of the Purchase Price as is set forth opposite the common name of such Individual Property on Exhibit B (each such allocated portion, an "Allocated Purchase Price").

     3. Property. "Property" means all of Seller's right, title and interest in
(a) the land which is part of each Individual Property described on Exhibit A (the "Land"), provided that Seller does not, and will not as of Closing, own all of the land underlying the Casa Mora Property; (b) all easements and other related rights appurtenant to the Land (collectively, "Appurtenances"); (c) all of the buildings, structures, fixtures and other improvements comprising real property and located on the Land and all property which might be considered personal property except for the fact that it is inextricably related or attached to any such buildings, structures, fixtures and/or other improvements (collectively, "Improvements"); and (d) any and all guaranties, warranties, permits, and business licenses (but not healthcare operating licenses) affecting each Individual Property (to the extent assignable) (collectively, the "Intangibles"), to the extent such items in this clause (d) have not been conveyed by Seller or its affiliates pursuant to the OTA.

     4. Due Diligence.

          (a) Title. Purchaser has ordered title insurance commitments for each Individual Property for the issuance of the Title Policies (collectively, the "Title Commitments" and each individually, a "Title Commitment"). Purchaser shall deliver the Title Commitments to Seller for examination on or before the Due Diligence Deadline. If any of the Title Commitments or any of the Diligence Materials disclose any Title Objections, Purchaser shall so notify Seller in writing no later than the Due Diligence Deadline. Seller shall have until Closing to cure the Title Objections or to inform Purchaser that it is proceeding with diligence to cure the Title Objections, in accordance with
Section 4(d) below. If Seller does not cure the Title Objections prior to or at Closing (subject to the extension right set forth in Section 4(d) below), then Purchaser shall have the option, as its sole remedy, of either: (x) notifying Seller in writing that Purchaser shall take such title as Seller can cause to be conveyed with no reduction in the Purchase Price; or (y) terminating this Agreement with respect to the Individual Property affected by such Title Objections by written notice to Seller, (whereupon this Agreement shall become null and void but only with respect to such Individual Property and neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property except those which are specifically stated to survive), but Purchaser shall be obligated to close on all other Individual Properties, which are not the subject of such Title Objections. For purposes of this Section 4(a), the matters set forth in Exhibit D, items 3, and 8 shall be

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deemed included in Permitted Encumbrances and in Schedule 3 hereof, and
Purchaser agrees that such matters shall in no event be the subject of any Title Objections hereunder. In addition, for purposes of this Section 4(a), the following matters shall also be deemed included in Permitted Encumbrances and in
Schedule 3 hereof unless they are the subject of a Title Objection, Survey Objection and/or Test Objection delivered to the Seller on or before the Due Diligence Deadline or the Survey Deadline, as the case may be: (1) all items listed on Schedule B, Section 2 of the Title Commitments (i.e., item 1(a) of Exhibit D), (2) any uncured Title Objections to which Purchaser agrees to take subject pursuant to clause (x) of this paragraph or Section 4(e) below, (3) items 2, 4 and 6 of Exhibit D and (4) all matters set forth on Exhibits D-1 through D-17.

          (b) Survey. Purchaser has ordered surveys for each Individual Property (collectively, the "Surveys" and each individually, a "Survey") and shall deliver them to Seller for examination on or before the Survey Deadline. If any of the Surveys or any of the Diligence Materials disclose any Survey Objections, Purchaser shall so notify Seller in writing no later than the Survey Deadline. Seller shall have until Closing to cure the Survey Objections or to inform Purchaser that it is proceeding with diligence to cure the Survey Objections, in accordance with Section 4(d) below. If Seller does not cure the Survey Objections prior to or at Closing (subject to the extension right set forth in Section 4(d) below), then Purchaser shall have the option, as its sole remedy, of either: (x) notifying Seller in writing that Purchaser shall accept title to the Property subject to the Survey Objections with no reduction in the Purchase Price; or (y) terminating this Agreement with respect to the Individual Property affected by such Survey Objections by written notice to Seller, (whereupon this Agreement shall become null and void but only with respect to such Individual Property and neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property except those which are specifically stated to survive), but Purchaser shall be obligated to close on all other Individual Properties, which are not the subject of such Survey Objections. All items disclosed on the Surveys, which Purchaser does not specify as Survey Objections in a notice to Seller delivered on or before the Survey Deadline, and any uncured Survey Objections to which Purchaser agrees to take subject pursuant to clause (x) of this paragraph or Section 4(e) below shall be deemed included in the Permitted Encumbrances and in Schedule 3 hereof.

          (c) Tests and Inspections.

               (i) Prior to the execution of this Agreement and continuing until the Due Diligence Deadline (the "Inspection Period"), Purchaser and/or its designees, have been entering, and may continue to enter, each Individual Property, at all reasonable times while this Agreement remains in full force and effect, for the purpose of conducting such inspections, measurements, surveys, studies, investigations, analyses and other tests, relating to all aspects of the Property, including, without limitation, a close review and analysis of the Diligence Materials, as Purchaser deems appropriate (collectively, the "Tests"). In addition, during the Inspection Period, Purchaser has been, and may continue to, investigate all other aspects of the

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Premises.

               (ii) If Purchaser or Purchaser's lender has any Test Objections, Purchaser shall so notify Seller in writing no later than the Due Diligence Deadline. Seller shall have until Closing to cure such Test Objections or to inform Purchaser that it is proceeding with diligence to cure such Test Objections, in accordance with Section 4(d) below. If Seller does not cure the Test Objections prior to or at Closing (subject to the extension right set forth in Section 4(d) below), then Purchaser shall have the option, as its sole remedy, of either: (x) notifying Seller in writing that Purchaser shall accept title to the Individual Property subject to such Test Objections with no reduction in the Purchase Price; or (y) terminating this Agreement with respect to the Individual Property affected by such Test Objections by written notice to Seller, (whereupon this Agreement shall become null and void but only with respect to such Individual Property and neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property except those which are specifically stated to survive), but Purchaser shall be obligated to close on all other Individual Properties, which are not the subject of such Test Objections. All items disclosed in the Tests and related reports, which Purchaser does not specify as Test Objections in a notice to Seller delivered on or before the Due Diligence Deadline, and any uncured Test Objections to which Purchaser agrees to take subject pursuant to clause (x) of this paragraph or Section 4(e) below, shall be deemed included in
Schedule 3 hereof.

          (d) Closing Extension.

          Notwithstanding the foregoing, if Seller informs Purchaser in writing prior to the Closing that it is proceeding with diligence to cure any Title Objections, Survey Objections or Test Objections, then notwithstanding satisfaction of the other conditions set forth in Sections 5(a) and 5(b) hereof, Seller shall have the right to extend the Closing for a period reasonably sufficient to cure such Title Objections, Survey Objections or Test Objections, which period shall not exceed sixty (60) days.

          (e) Obligation to Close with Purchase Price Reduction

          Notwithstanding Sections 4(a)(y), 4(b)(y) and 4(c)(ii)(y) of this Agreement, in the event that Seller does not cure any Title Objection, Survey Objection or Test Objection prior to or at Closing (subject to the extension right set forth in Section 4(d) above), Seller and Purchaser shall at Seller's option nevertheless proceed with the Closing with a reduction in the Allocated Purchase Price of the affected Individual Property (and a corresponding reduction in the Purchase Price, in the aggregate) in the amount of the diminution of value caused by the matter to which such Title Objection or Survey Objection relates, or the cost of curing the matter to which the Test Objection relates, as equitably agreed by the parties. If the parties cannot so equitably agree with respect to any Individual Property, then either party, at its option, may terminate this Agreement with respect to the Individual Property affected by such unresolved

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Title Objection, Survey Objection, or Test Objection by written notice to the other, (whereupon this Agreement shall become null and void but only with respect to such Individual Property and neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property except those which are specifically stated to survive), but the parties shall be obligated to close on all other Individual Properties.

     5. Conditions to Closing.

          (a) Seller shall not be obligated to proceed with Closing unless and until each of the following conditions have been fulfilled:

               (1) Seller shall have received all approvals or waivers from its lenders necessary or appropriate to consummate the Transactions.

               (2) Purchaser has secured adequate financing for consummation of the Transactions upon terms and conditions reasonably acceptable to Seller.

               (3) Seller's satisfaction that there is no material pending or threatened litigation regarding the Transactions.

               (4) The authorization of the Transactions by Seller's board of directors.

               (5) The closing of the sale of the Property from Ventas to Seller has occurred, or the agreement of Ventas has been obtained, to proceed directly with Purchaser to consummate the Transactions.

               (6) The OTA Closing has occurred or will occur simultaneously with the Closing.

               (7) Purchaser has delivered to Seller all Purchaser Commissioned Reports.

          (b) Purchaser shall not be obligated to proceed with Closing unless and until each of the following conditions have been fulfilled:

               (1) The Title Company shall have delivered to Purchaser Title Commitments to issue at the prevailing promulgated rates, ALTA standard owner's policies of title insurance insuring fee or leasehold title, as the case may be, to each Individual Property, as well as ALTA standard lender's policies of title insurance insuring the mortgages to be placed upon each Individual Property at Closing by Purchaser's lenders as first mortgage liens, written on the ALTA 1970 form unless lender agrees to accept the 1992 form (collectively, the "Title Insurance Policies" and each individually a "Title Insurance Policy") in the amount of the Purchase Price for each Individual Property, as set forth on Exhibit B, subject only to the Permitted Encumbrances and

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     containing all of the endorsements reasonably required by Purchaser and/or its lender, which are available in the State of Florida.

               (2) Subject to Section 8(c), Purchaser has secured adequate financing for consummation of the Transactions upon terms and conditions reasonably acceptable to it.

               (3) Seller shall have received all approvals or waivers from its lenders necessary or appropriate to consummate the Transactions.

               (4) Purchaser's satisfaction that there is no material pending or threatened litigation regarding the Transactions.

               (5) The authorization of the Transaction by Seller's board of directors.

               (6) The closing of the sale of the Property from Ventas to Seller has occurred, or the agreement of Ventas has been obtained, to proceed directly with Purchaser to consummate the Transactions.

               (7) The continuing validity of all of the representations and warranties of Seller set forth in Section 6, provided, that with respect to any Individual Property for which such representations and warranties are not valid as of the Closing Date, Purchaser shall have the right to terminate this Agreement with respect to such Individual Property(ies) (whereupon this Agreement shall become null and void but only with respect to such Individual Property(ies) and neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property(ies)), but Purchaser shall be obligated to close on all other Individual Properties for which such representations and warranties continue to be valid.

               (8) The OTA Closing has occurred or will occur simultaneously with the Closing.

               (9) Either (i) Seller shall have cured any Title Objections, Survey Objections or Test Objections that have been the subject of a timely notice from Purchaser to Seller, or (ii) Purchaser shall have notified Seller that it agrees to take title to the Property subject to such Title Objections, Survey Objections or Test Objections, as applicable, in accordance with Section 4 hereof.

          (c) Purchaser shall not be obligated to proceed with the closing of the purchase of the Casa Mora Property (and related assignment of the Casa Mora Ground Lease) unless and until Seller has delivered to Purchaser a Consent and Estoppel Certificate from the lessor under the Casa Mora Ground Lease in form and substance reasonably acceptable to Purchaser, and in connection therewith, Purchaser agrees that the form of consent attached hereto as Exhibit H shall be acceptable to it; provided, however, that the

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Closing of this Agreement with respect to all other Property besides the Casa
Mora Property shall proceed whether or not Seller has delivered the aforesaid Consent and Estoppel Certificate (in which event the Purchase Price shall be reduced by the portion of the Purchase Price allocated to the Casa Mora Property on Exhibit B). In the event that Seller delivers such Consent and Estoppel Certificate to Purchaser within ninety (90) days after the Closing hereunder, then, within five (5) Business Days after receipt thereof, Seller and Purchaser shall consummate the closing of acquisition of the Casa Mora Property, including payment of the portion of the Purchase Price allocated to the Casa Mora Property on Exhibit B.

     6. Certain Representations and Warranties by Seller. Seller hereby represents and warrants to Purchaser that:

          (a) Healthcare is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

          (b) South is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

          (c) East is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

          (d) This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (e) INTENTIONALLY OMITTED.

          (f) All of the documents to be delivered by Seller at Closing will, at Closing, be duly authorized, executed and delivered by Seller (and/or, if applicable, its affiliates), will be the legal, valid and binding obligations of Seller (and/or, if applicable, its affiliates), and be enforceable against Seller (and/or, if applicable, its affiliates) in accordance with their respective terms, and the execution and delivery thereof and the performance by Seller of the terms thereof will not violate any material provision of any agreement, instrument, writ, order or decree to which Seller (and/or, if applicable, its affiliates) is a party, or to which any portion of the Property is subject (other than the required lessor consent under the Casa Mora Ground Lease).

          (g) Seller has not entered into any other agreement to sell all or any portion of the Property.

          (h) Subject to Section 12(e) and except for Permitted Encumbrances,
(1) there are no unsatisfied mechanics' or materialmen's lien rights encumbering the Property or any portion thereof (excluding, however, any notice of commencement, which has not yet ripened into a lien); and (2) there are no leases, tenancies, licenses or other claims or rights of occupancy or use for any portion of the Property in effect as of the date of this Agreement that will extend beyond the Closing except as follows: the Casa Mora Ground Lease, the Parking Lot Prime Lease and, if the Closing hereunder occurs after June 30, 2003, the Florida Leases.

          (i) There are no rights of first refusal or options to purchase the Property or any portion or portions thereof in effect as of the date of this Agreement except as follows: (1) the Ventas Purchase Agreement, and (2) the lessee's purchase option under the Casa Mora Ground Lease.

          (j) There is no recorded or, to Seller's knowledge, unrecorded restriction or legal impediment to the use of each Individual Property as and for a nursing and/or assisted living facility.

          (k) The consent of any ground lessor, lender or other person or entity to the Transactions hereby contemplated is not required other than as described below.

          (l) To Seller's knowledge, it has not received any written notice of any condemnation proceeding or other proceeding in the nature of eminent domain, and it has no information leading it to believe that such a proceeding is threatened or planned in connection with the Property or any portion or portions thereof.

          (m) To Seller's knowledge, (1) valid certificates of occupancy have been issued with respect to each Individual Property, (2) there is no current violation of any such certificates of occupancy, and (3) it has obtained such licenses and permits as are required to operate each Individual Property as a nursing center or assisted living facility, as applicable.

          (n) To Seller's knowledge, (1) it has not received any written notice from governmental officials asserting a violation at any Individual Property of applicable zoning ordinances, and (2) the current use of each Individual Property as a nursing center or assisted living facility, as applicable, is permitted under applicable zoning ordinances, including any applicable zoning variances or permits.

          (o) There are no material service contracts affecting the Property except for the service contracts listed on Schedule 3.05 of the OTA.

          (p) To Seller's knowledge, no assessments for public improvements have been made against the Property or any portion or portions thereof, which remain unpaid, and Seller has no knowledge of, nor has Seller received any written notice of, any proposed assessment for public improvements in connection with the Property or any portion thereof.

          (q) To Seller's knowledge, there is available to each Individual Property public water, public sanitary and storm sewer, electricity, gas and telephone lines adequate to service each Individual Property.

          (r) To Seller's knowledge, (i) there are no violations of any federal, state, county or municipal law, ordinance, order, rule, regulation, agreement or requirement which would materially interfere with the use, or cause a material diminution in the value, of the

Property, including, but not limited to, violations of any housing, building, zoning, fire, safety, environmental, traffic, flood control or health laws, and
(ii) no written notice of any such violation has been issued by any governmental or quasi-governmental authority to the Seller, except in either case as set forth in Schedule 4. Seller hereby agrees that it shall cure the sign violation at the Pompano Rehab and Nursing Center, referenced in Schedule 4, prior to Closing.

          (s) There is no suit, action or proceeding pending or, to the knowledge of Seller, threatened against Seller or any portion of the Property before or by any court, administrative agency or other governmental or quasi-governmental authority, which brings into question the validity of this Agreement or the Transactions or otherwise materially affects the Property.

          (t) Upon closing of the Ventas Transaction, Seller will either (1) hold legal fee simple title to all portions of the Property (except for a portion of the Casa Mora Property, which may be owned in fee by the Casa Mora Ground Lessor), free and clear of all liens and encumbrances except for Permitted Encumbrances, or (2) hold equitable title and have the right to require Ventas to convey the Property to the Purchaser. Upon closing of the Ventas Transaction and subject to Permitted Encumbrances, to Seller's knowledge, either Seller alone or Seller and Ventas (and the Casa Mora Ground Lessor, in the case of a portion of the Casa Mora Property) shall be the only persons or entities having either a legal or an equitable interest in any portion of the Property (or whose joinder in a Deed would be necessary to convey fee simple title to Purchaser hereunder).

          (u) To Seller's knowledge, no portion of the Property has been or is now benefiting from any real estate tax abatement, exemption or reduced assessment as a consequence of which an additional or "roll back" tax could be assessed or imposed against the Property or any portion thereof at any time on or after the date of this Agreement (including, without limitation, any assessment resulting from the conversion of the Property or any portion thereof from an agricultural or horticultural use).

          (v) Except as disclosed on Schedules 1 and 2, to Seller's knowledge,
(1) all portions of the Property and all operations conducted thereon, are in substantial compliance with Environmental Laws, and (2) there are no conditions on, about, beneath or arising from any portion of the Property which would be likely to give rise under any Environmental Laws to any liability, the imposition of a statutory lien or require any remediation.

          (w) Except as disclosed on Schedules 1 and 2, to Seller's knowledge, Seller has not used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath any portion of the Property any Hazardous Substances, except in substantial compliance with Environmental Laws. Except as disclosed on Schedule 2, to Seller's knowledge, the Facilities have no (1) above or underground storage tanks or (2) electrical transformers that contain or are contaminated with PCB's and that are currently leaking. Except as disclosed on Schedule 1, to Seller's knowledge, there is no asbestos or asbestos-containing material located on any portion of the Property that (i) is or is likely to become friable and (ii) has not been maintained in a manner consistent with prudent environmental management practices at facilities of a similar nature to the Property.

          (x) Except as disclosed on Schedules 1 and 2, to Seller's knowledge, Seller has received no written notice of: (i) any governmental or regulatory action instituted against Seller or any portion of the Property pursuant to any Environmental Laws; or (ii) any claim by any person (including any governmental or regulatory agency) against Seller that alleges a violation of Environmental Laws. If Seller receives a written notice of the type described in this paragraph (x) after the date of this Agreement but prior to Closing, Seller shall immediately so advise Purchaser and forward a copy of such notices to Purchaser, and Seller shall also immediately advise Purchaser of the discovery of any Hazardous Substances on, about, beneath, or arising from any portion of any Individual Property(ies) or the discovery of any condition on, about, beneath, or arising from any portion of the Individual Property(ies) which would be likely to give rise to liability, the imposition of a statutory lien or require response, removal or remedial action under any of the Environmental Laws. In any such event, Purchaser shall have five (5) days to object to such notice or discovery, in writing to Seller. Seller shall have ten (10) days (or such longer period as is reasonably required) following receipt of such written objection to remedy the problem, that is the subject of such notice or discovery. If Seller fails to cure such condition or circumstance within such period, then Purchaser shall have the right to terminate this Agreement with respect to such Individual Property(ies) (whereupon this Agreement shall become null and void but only with respect to such Individual Property(ies) and neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property(ies)), but Purchaser shall be obligated to close on all other Individual Properties for which the representations and warranties in this Section 6(x) continue to be valid.

          (y) Each Individual Property has free ingress and egress to a publicly opened street or streets.

          (z) All contractors and subcontractors who have performed work on or supplied materials to any portion of the Property have been fully paid, and all materials and supplies have been fully paid for.

Except as set forth on Schedule 5, to Seller's knowledge, all Improvements on each Individual Property are in satisfactory condition, considering their respective ages and prevailing health care industry standards with respect to what is considered good condition and repair, and allowing for ordinary wear and tear.

To Seller's knowledge, all fixtures, utility and similar systems comprising part of the Property are presently in satisfactory condition.

All real estate taxes, water and sewer rents, rent taxes and sale taxes applicable to the Property, which are due and payable as of the date hereof, are paid to date.

Seller is not in default under the Casa Mora Ground Lease and Seller has received no notice of default from the ground lessor under the Casa Mora Ground Lease.

Seller has provided the Purchaser with its Operational Analysis report for the first three months of 2003 for each of the Facilities (collectively, the "G/L 4000 Reports"). The G/L 4000 Reports accurately summarize the balances contained in the general ledger for each of the Facilities and are based on the books and records maintained at the Facilities.

The ground lease relative to the Casa Mora Property (the "Casa Mora Ground Lease") is in full force and effect, and a true, correct, and complete copy thereof is attached hereto and made a part hereof as Exhibit G.

Seller and/or its affiliates are currently in compliance with Florida Medicaid lease bond requirements.

Seller has "knowledge" (as defined in the next succeeding paragraph) of the subject matter of the foregoing representations and warranties because of the use and occupancy of the Property by Seller and/or affiliates of Seller.

Notwithstanding the foregoing, relative to and in limitation of the foregoing representations and warranties, Purchaser acknowledges that (a) as provided in
Section 5(c) above; the consent of the Casa Mora Ground Lessor under the Casa Mora Ground Lease is required for the transfer of such Individual Property; (b) the approval of Seller's lender is required for transfer of all Property; and
(c) as of the date hereof, neither such ground lessor consent nor the approval from Seller's lender has been obtained. Subject to the foregoing, all representations and warranties made by Seller in this Section 6 shall be true and correct on the date made and their continued validity as of the Closing Date shall be a condition precedent to Purchaser's obligation to close the Transactions hereby contemplated. All of the representations and warranties made by Seller in this Section 6 shall survive Closing for a period of one year. The phrases "to Seller's knowledge," the "knowledge of Seller and/or of its affiliates," and similar terms used in this Agreement, shall mean in all cases only the actual current knowledge, without independent investigation, of the following employees of Seller: (1) Joseph Landenwich, Esq. (Vice President of Corporate Legal Affairs and Corporate Secretary), (2) Richard Myers, Esq. (Real Estate Counsel), (3) John Cowgill (Vice President, Facilities Management) and
(4) Otto Bruning (Division Administrative Director of Capital Administration and Projects).

     7. Certain Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

          (a) This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          (b) The execution and delivery of this Agreement by Purchaser does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

          (c) All the documents to be delivered by Purchaser at closing will, at closing, be duly authorized, executed and delivered by Purchaser (and/or, if applicable, its affiliates), will be the legal, valid and binding obligations of Purchaser (and/or, if applicable, its affiliates), and be enforceable against Purchaser (and/or, if applicable, its affiliates) in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Purchaser (and/or, if applicable, its affiliates) is a party or, to the best of Purchaser's knowledge, to which the Property is subject.

          (d) At the Closing, Purchaser (as lessor or sublessor) will enter into leases for each Individual Property with various operating entities, each of which shall have obtained all required licenses for operation of nursing centers in the State of Florida.

          (e) Purchaser is not required to obtain the consent of any person or entity to the Transactions hereby contemplated.

          (f) Purchaser does not meet the "size of person" test, 15 U.S.C. (S) 18a(a)(2)(B)(ii), under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the regulations promulgated thereunder, and therefore the Transactions do not need to be notified to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act.

          All representations and warranties made by Purchaser in this Section 7 shall be true and correct on the date made and their continued validity as to any material fact as of the Closing Date shall be a condition precedent to Seller's obligation to close the Transactions hereby contemplated. All of the representations and warranties made by Purchaser in this Section 7 shall survive Closing for a period of one year.

     8. Closing. (a) The closing of the sale of the Property ("Closing") shall take place at 10:00 a.m. (New York time) at the office of Cleary Gottlieb Steen & Hamilton at One Liberty Plaza, New York, New York or at another place mutually agreed upon by the parties, on ("Closing Date"): (i) June 30, 2003 if all of the conditions to Closing set forth in Section 5(a) and Section 5(b) have either been satisfied or waived in writing by the party benefiting from such conditions on or before June 30, 2003; or (ii) if all of the conditions to Closing set forth in Section 5(a) and Section 5(b) have not been so satisfied or waived by June 30, 2003, then on the third (3rd) Business Day following the satisfaction or written waiver of the last of the conditions to Closing set forth in Section 5(a) and Section 5(b), but in no event later than July 31, 2003 unless the parties mutually agree to extend the Closing Date in writing; or (iii) if all of the conditions to Closing set forth in Section 5(a) and Section 5(b) have not been so satisfied or waived by July 31, 2003 or such later date as to which the parties have mutually agreed to extend the Closing Date, then the date to which Seller has extended the Closing Date in accordance with Section 4(d). If the Closing has not occurred on or before July 31, 2003, and the parties have not mutually so elected in writing to extend the Closing Date (and Seller has not elected to extend the Closing Date in accordance with Section 4(d), then this Agreement shall immediately terminate and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder except for those obligations and liabilities that expressly survive termination. Notwithstanding the foregoing, the parties need not attend the Closing in person and shall have the right to close the transaction contemplated by this Agreement pursuant to written closing escrow instructions, so long as such instructions are consistent with the terms hereof.

          (b) Notwithstanding the provisions of Section 8(a), in the event that Purchaser has not satisfied the condition in Section 5(a)(2) by June 25, 2003, Seller may at its option, provided that it has not defaulted in the performance of any of its obligations under this Agreement, elect to terminate this Agreement by delivery of written notice of termination to the

Purchaser, in which event this Agreement shall immediately terminate and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder except for those obligations and liabilities that expressly survive termination.

          (c) In the event that Purchaser has not satisfied the condition in
Section 5(b)(2) by the Due Diligence Deadline, Purchaser may at its option, provided and on the condition that the failure of such Closing to occur by such date is not due to a default by it in the performance of its obligations under this Agreement, elect to terminate this Agreement by delivery of written notice of termination to the Seller, upon which delivery, this Agreement shall immediately terminate and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder except for those obligations and liabilities that expressly survive termination.

     9. Seller Closing Documents. (a) At the Closing, Seller shall, subject to the terms of Section 5(c) above, execute and deliver, or cause to be executed and delivered, to Purchaser the following documents:

               (i) With respect to each Individual Property comprising the Property, a special warranty deed in the form of Exhibit C in favor of Purchaser, or at the written request of Purchaser, in favor of one of its affiliates, which it designates in writing (such deeds, collectively, the "Deeds");

               (ii) With respect to that portion of the Property that is commonly known as Casa Mora Rehab & Extended Care, Bradenton, Florida and that is subject to a ground lease, an Assignment and Assumption of Ground Lease in the form of Exhibit E, executed in counterpart by Seller (the "Assignment and Assumption Agreement") and in favor of Purchaser, or at the request of Purchaser, one of its affiliates, designated in writing by Purchaser (in such latter case of an assignment to an affiliate of Purchaser, Purchaser shall, by a written joinder, agree to guaranty to Seller the assignee's indemnity and other obligations under such Assignment and Assumption Agreement), provided, that Seller shall only be obligated to deliver such Assignment and Assumption Agreement in connection with the closing of the Casa Mora Property (which may occur subsequent to the Closing Date hereunder, as described in Section 5(c)) and if at the time of such Casa Mora closing, Seller has not acquired fee title to all of the land underlying the Casa Mora Property pursuant to the Casa Mora Ground Lease.

               (iii) With respect to each Individual Property, an assignment to the benefit of Purchaser, or at the request of Purchaser, in favor of one of its affiliates, which it designates in writing, of any and all guaranties, warranties, permits, and business licenses (but not healthcare operating licenses) affecting such Individual Property (to the extent assignable), together with delivery of the original written guaranties, warranties, permits and licenses so assigned, if any, if in Seller's possession.

               (iv) Affidavits, indemnities, and other similar instruments as are reasonably required by the Title Company for (i) the deletion of any standard or printed exceptions in the Title Insurance Policies (excluding matters relating to surveys) that are customarily deleted by virtue of a seller delivering such instruments in commercial transactions in Florida of similar type to that contemplated by this Agreement, and (ii) the satisfaction of Internal Revenue Service disclosure and reporting requirements relating to Form 1099B. All such affidavits, indemnities and similar instruments shall be in form and substance reasonably satisfactory to the Title Company.

               (v) Consent and Estoppel Certificate in form and substance reasonably acceptable to Purchaser from the lessor of the Casa Mora Ground Lease, provided, that Seller shall only be obligated to deliver such consent and estoppel in connection with the closing of the Casa Mora Property if at the time of such closing, Seller has not acquired fee title to all of the land underlying the Casa Mora Property pursuant to the Casa Mora Ground Lease.

               (vi) A certification of non-foreign status in the form of Exhibit F; and

               (vii) The Parking Lot Assignment, if not previously entered into in connection with the OTA Closing.

          (b) Purchaser Closing Documents. At the Closing, Purchaser shall, subject to the terms of Section 5(c) above, execute and deliver, or cause to be executed and delivered, to Seller the following documents:

               (i) The Assignment and Assumption Agreement, executed in counterpart by Purchaser (or, if Purchaser designates one of its affiliates as assignee, Purchaser's affiliate designee, as assignee, and Purchaser, as joinder party) provided, that Seller shall only be obligated to deliver such Assignment and Assumption Agreement in connection with the closing of the Casa Mora Property and if at the time of such closing, Seller has not acquired fee title to all of the land underlying the Casa Mora Property pursuant to the Casa Mora Ground Lease.

               (ii) The Parking Lot Assignment, if not previously entered into in connection with the OTA Closing.

               (iii) Any Purchaser Commissioned Reports, to the extent not yet delivered to Seller.

               (iv) The Certification of Reports, as set forth in Section 19(b).

          (c) Amounts to be Paid at Closing. At the Closing, Purchaser shall pay to Seller, by federally insured wire transfer, the total amount of the Purchase Price and its allocable portion of Transfer Taxes as set forth in Section 11(c).

          (d) Further Assurances. Seller and Purchaser shall, at the Closing, and from time to time thereafter, upon request, execute such additional documents as are reasonably necessary in order to convey, assign and transfer the Property pursuant to this Agreement and otherwise complete the Transactions contemplated by this Agreement, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller's or Purchaser's obligations hereunder or subject Seller or Purchaser to additional liability not otherwise contemplated by this Agreement. Additionally, if this Agreement is terminated, either party may request from time to time thereafter confirmation of such termination from the other party, upon which request, the non-requesting party shall promptly confirm to the requesting party in writing (by a recordable instrument if requested by the requesting party) that this Agreement has been terminated.

          (e) Trade Names. Purchaser agrees that immediately following Closing,
(i) it shall change the names of all Facilities to names that are not recognizably similar to their current names, (ii) it shall not use, in any manner, any trade names relating to the Facilities that are currently used by Seller or any of its affiliates, (iii) it shall not use the name "Kindred" in any manner in its business operations and (iv) it will cause the names of the entities that operate the Facilities not to include words or names that are not recognizably similar to the current names of the Facilities, provided, that Purchaser shall be permitted to use geographic references, which are currently included in the names of the Facilities. By way of illustration, Purchaser may not maintain the name "Rehab Center of the Palm Beaches," but could elect to use the name "WKTM (or Senior Health) of the Palm Beaches."

     10. Prorations and Adjustments.

          (a) The following items shall be prorated and adjusted between Seller and Purchaser as of 11:59 p.m. of the day preceding the Closing, except as otherwise specified:

               (i) water, electricity, gas, sewer, telephone and other utility charges, and deposits with utility companies to the extent such deposits are assignable and are assigned to Purchaser;

               (ii) general real estate taxes for the year 2003 based on the most recently ascertainable taxes for the Land and/or the Improvements;

               (iii) all installments of special assessments payable after the Closing, whether for work commenced as of the Closing or otherwise, shall be paid exclusively by Purchaser; and

               (iv) any accrued and unpaid obligations of the Florida Tenants under the Florida Leases.

          (b) On the date of the Closing, the amount of prorations and adjustments as aforesaid shall be determined or estimated to the extent practicable, and monetary adjustment shall be made between Seller and Purchaser. If any prorations or adjustments are based on estimates as of Closing, when the amount of such costs, expenses, charges or amounts upon which such prorations or adjustments are finally known, Seller and Purchaser shall make a recalculation of the apportionment of the same, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based on such recalculation.

          (c) If any refund of real property taxes regarding any of the Property is made after the date of the Closing for a period prior to the Closing, the amount of such refund that is on account of the period prior to Closing shall be paid to Seller or as Seller directs. The balance, if any, of such refund that is on account of the period following Closing shall be paid to Purchaser.

     11. Closing Costs.

          (a) Seller shall be responsible for the payment of (i) the fees and costs of Seller's counsel and investment advisors representing it in connection with the Transactions, (ii) subject to subsection (b) below, all other fees, costs and expenses incurred by Seller in connection with the Transactions, not specifically provided for herein.

          (b) Purchaser shall be responsible for the payment of (i) the fees and costs of Purchaser's counsel and investment advisors representing it in connection with the Transactions, and (ii) subject to subsection (a) above, all title insurance costs, recording fees, documentary stamp taxes and intangibles taxes on the mortgages to be placed upon the Property by Purchaser's lender and all other fees, costs and expenses incurred by Purchaser in connection with the Transactions, not specifically provided for herein.

          (c) Notwithstanding Section 11(b), Seller and Purchaser shall each be responsible for one-half of any transfer taxes and/or documentary stamp taxes incurred in connection with conveyance of the Property to the Purchaser, regardless of whether the deed grantor of the Leased Facilities to Purchaser is Ventas or Seller; provided, that, (i) in the event that Ventas conveys the Leased Facilities to Seller, pursuant to the Ventas Purchase Agreement, prior to the Closing hereunder, then Purchaser shall have no responsibility for sharing in the payment of any transfer taxes and/or documentary stamp taxes incurred in connection with such prior conveyance, and (ii) Seller shall in no event share any cost of documentary stamp taxes and intangible taxes relating to Purchaser's acquisition indebtedness.

     12. Remedies.

          (a) Purchaser Default.

               (i) If (A) Purchaser fails to perform any of its obligations under this Agreement which are required to be performed at or prior to the Closing (including, without limitation, the payment of the Purchase Price) or
(B) if a default by Purchaser or any of its affiliates exists under the OTA, or a default under any of the Florida Leases by the Florida Tenants or of the Fairhaven Sublease by the subtenant thereunder, then Seller shall have the right, as its sole and exclusive remedy for such failure, to terminate this Agreement by delivering written notice thereof to Purchaser.

               (ii) Notwithstanding the foregoing, in the event the Closing hereunder occurs and Purchaser fails to perform an obligation under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Seller shall have all rights and remedies at law, in equity or under this Agreement, including, without limitation, the right to sue for damages (excluding, however, special, punitive or consequential damages).

          (b) Seller Default.

               (i) If Seller fails to perform any of its obligations under this Agreement which are required to be performed at or prior to the Closing, or if it is discovered prior to Closing that any of the representations and warranties of Seller set forth in Section 6 are untrue or materially misleading, then Purchaser shall have the right, as its sole and exclusive remedy for such failure, to either (x) terminate this Agreement by delivering written notice thereof to Seller, or (y) specifically enforce the terms of this Agreement.

               (ii) Notwithstanding the foregoing, in the event the Closing hereunder occurs and Seller fails to perform an obligation under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof or subject to Sections 12(d) and 12(e), it is discovered after Closing that any of the representations and warranties of Seller set forth in Section 6 were untrue or materially misleading when made, then Purchaser shall have all rights and remedies available at law, in equity or under this Agreement, including, without limitation, the right to sue for damages (excluding, however, special, punitive or consequential damages).

          (c) Collection Costs. If any legal action, arbitration or other similar proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise. In the event that either party is entitled to an award of its attorneys' fees and expenses pursuant to the terms of this
Section 12(c), such award shall be available notwithstanding the limitations on remedies set forth in Sections 12(a) and (b) above.

          (d) Survival.

               (i) Closing. None of the terms and conditions of this Agreement shall survive the Closing, except for the following Sections: 2, 4, 5(c), 6 (subject to Section 12(e)(iii)) and 7 (subject to Section 12(e)(iii)), 9(a), 9(b) and 9(c) (but only as to the Casa Mora Property, if applicable, pursuant to Section 5(c)), 9(d), 9(e), 10, 11, 12, 13, 15, 16, 19 and 20.

               (ii) Termination. None of the terms and conditions of this Agreement shall survive the termination of this Agreement, except for the following Sections: 6 (subject to Section 12(e)(iii)) and 7 (subject to Section 12(e)(iii)), 9(d), 11, 12, 13, 15(b), 15(c), and 16.

          (e) Indemnity.

               (i) Seller agrees to fully indemnify, defend and hold harmless Purchaser and Purchaser's officers, shareholders, directors, attorneys, affiliates, employees and assignees from and against any and all claims, liabilities, fines, penalties, damages, causes of action, costs, injury (including death), or expenses (including attorneys', experts' and consultants' fees) whenever and however arising, which are incurred by reason of Seller's breach of representations or warranties in this Agreement.

               (ii) Purchaser agrees to fully indemnify, defend and hold harmless Seller and Seller's officers, shareholders, directors, attorneys, affiliates, employees and assignees from and against any and all claims, liabilities, fines, penalties, damages, causes of action, costs, injury (including death), or expenses (including attorneys', experts' and consultants' fees) whenever and however arising, which are incurred by reason of Purchaser's breach of representations or warranties in this Agreement.

               (iii) Notwithstanding any otherwise applicable statute of limitations, no claim, lawsuit or other proceeding arising out of or related to the breach of any representation, warranty or covenant contained in this Agreement or otherwise for indemnification pursuant to this Section 12(e) may be commenced at any time after the date that is one year following the Closing.

     13. Brokers. Each of Seller and Purchaser represents to the other that it has not engaged or dealt with any broker, finder or investment advisor in connection with the sale of the Property or the other Transactions contemplated by this Agreement other than investment advisor(s) retained by it and covenants to pay any fees or other amounts owing to its investment advisor(s) on account of this Agreement or the Transactions. Seller and Purchaser shall indemnify, hold harmless and defend the other, its affiliates, and its and their officers, directors, affiliates, agents and employees, against and from all claims, demands, causes of action, judgments, and liabilities (including, without limitation, reasonable attorneys' fees and costs) which arise from a breach of such parties' respective representations and covenants set forth in this Section 13.

     14. Casualty and Condemnation. If, prior to Closing, (i) a casualty occurs at any Individual Property and the damage caused thereby is considered to be material in the commercially reasonable opinion of Purchaser, or (ii) a condemnation proceeding is commenced against any material portion of an Individual Property in the commercially reasonable opinion of Purchaser (each of (i) and (ii), a "Casualty or Condemnation"), then Purchaser shall have the right to terminate this Agreement with respect to such Individual Property (whereupon this Agreement shall become null and void but only with respect to such Individual Property and neither party shall have any further rights, liabilities or obligations hereunder with respect to such Individual Property except those which specifically are stated to survive), but Purchaser shall be obligated to close on all other Individual Properties for which no Casualty or Condemnation has occurred. If following a Casualty or Condemnation at an Individual Property, Purchaser waives its right to termination (as set forth in the foregoing sentence) with respect to such Individual Property and proceeds with the Closing, Seller shall pay to Purchaser all insurance proceeds and condemnation awards, if any, paid to Seller in connection with such Casualty or Condemnation which have not been used to restore the Property, and Seller shall assign to Purchaser all of Seller's right, title and interest in any insurance proceeds or condemnation awards to be paid to Seller in connection with the Casualty or Condemnation. Until the Closing is consummated, Seller agrees that with respect to each Individual Property with respect to which Purchaser has not terminated this Agreement pursuant to Section 6(x) or this Section 14, (a) it shall maintain general public liability insurance and fire and extended coverage casualty insurance in the full replacement value of the Improvements, and (b) shall not make any loss adjustments under such coverage without the consent of Purchaser, not to be unreasonably withheld, conditioned or delayed.

     15. Certain Warranties; Disclaimer.

          (a) Notwithstanding anything to the contrary contained in this Section 15, the purchase, sale and conveyance of the Property shall be made with the limited warranties from Seller to Purchaser contained in this Agreement, the Deeds and the Assignment and Assumption Agreement.

          (b) Disclaimer. Purchaser agrees that, except as and to the extent provided in the representations and warranties contained in Section 6 and subject to the provisions of Section 15(a), Purchaser is purchasing the Property in "AS IS", "WHERE IS", "WITH ALL FAULTS" condition, and without any other warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller. In consideration of Purchaser's agreement hereby to accept the Property referred to as Windsor Woods Convalescent Center, "as is" and subject to the matter listed on Schedule 5 and to repair such matter at its own expense, Seller agrees to reduce the Allocated Purchase Price with respect to such Individual Property (and the Purchase Price, in the aggregate) by $139,000. Without in any way limiting the generality of the immediately preceding sentence, Purchaser further acknowledges and agrees that, in entering into this Agreement and closing the Transactions hereunder, subject to Section 6 and to Section 15(a):

               (i) Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not make, and does not make, any warranties or representations, express or implied, with respect to the Property or any portion thereof, the physical condition or repair or disrepair thereof (whether patent or latent), the value, profitability or marketability thereof or the title thereto, or of any of the appurtenances, facilities or equipment thereon;

               (ii) Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties, express or implied, of merchantability, habitability or fitness for a particular use;

               (iii) Purchaser has not relied upon any statement or representation by or on behalf of Seller unless such statement or representation is specifically set forth in this Agreement;

               (iv) As of the date hereof and through the end of the Inspection Period, Purchaser has made and will make such legal, factual and other inquiries and investigations as Purchaser has deemed necessary, desirable or appropriate with respect to the Property and the value and marketability thereof and of the appurtenances, facilities and equipment thereof. Such inquiries and investigations of Purchaser are hereby deemed to include, without limitation, the physical components of all portions of the Improvements, the condition of repair of the Property or any portion thereof, such state of facts as a current title report and/or an accurate survey, environmental examinations, and flood plain examinations would show or disclose, and the present and future zoning, ordinances, resolutions and regulations of the city, county and state where the Improvements are located.

          (c) Except as specifically set forth in Section 6, each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not make, and does not make, any warranties or representations, express or implied, that relate to, arise out of or with respect to (1) Purchaser's ability, or inability, to obtain or maintain temporary or final certificates of occupancy or other licenses for the use or operation of the Improvements, and/or certificates of compliance for the Improvements, (2) the actual or potential income, or profits, to be derived from the Property, (3) the real estate, or other, taxes or special assessments, now or hereafter payable on account of, or with respect to, the Property, (4) Purchaser's ability or inability to demolish the Improvements or otherwise develop the Property, (5) the environmental condition of the Property, (6) the Florida Tenants' obtaining of any required governmental licenses, permits or approvals in connection with their anticipated operation of the Facilities or
(7) any other matter relating to the Property.

     16. General Provisions.

          (a) Entire Agreement. This Agreement and exhibits hereto constitute the entire agreement of Seller and Purchaser with respect to sale of the Property and supersede all prior or contemporaneous written or oral agreements, whether express or implied, related to the subject matter hereof.

          (b) Amendments. This Agreement may be amended only by a written agreement executed and delivered by Seller and Purchaser.

          (c) Waivers. No waiver of any provision or condition of, or default under, this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

          (d) Time. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a Business Day, in which case it shall run to the next day which is a Business Day.

          (e) INTENTIONALLY OMITTED.

          (f) Assignment. This Agreement may not be assigned by Purchaser or Seller without the prior express written consent of the other party, which consent may be given or withheld in such party's sole and absolute discretion.

          (g) Notices. Any notices or other communications permitted or required to be given hereunder shall be in writing, shall be delivered personally, by reputable overnight delivery service, or by fax (provided a hard copy is delivered on the next Business Day by personal delivery or reputable overnight delivery service), and shall be addressed to the respective party as set forth in this subsection (g). All notices and communications shall be deemed given and effective upon receipt thereof.

     To Seller:        Kindred Healthcare, Inc. and
                       Kindred Healthcare Operating, Inc.
                       680 South Fourth Avenue
                       Louisville, Kentucky 40202-2412
                       Attn: Edward L. Kuntz
                       Phone: (502) 596-7172
                       Fax: (502) 596-4141

     With copies to:   Kindred Healthcare, Inc. and
                       Kindred Healthcare Operating, Inc.
                       680 South Fourth Avenue
                       Louisville, Kentucky 40202-2412
                       Attn: Joseph Landenwich, Esq.
                       Phone: (502) 596-7209
                       Fax: (502) 596-4075

                       and

                       Cleary Gottlieb Steen & Hamilton
                       One Liberty Plaza
                       New York, New York 10006
                       Attn: Steven Horowitz
                       Phone: (212) 225-2580
                       Fax: (212) 225-3999

      To Purchaser:    WKTM-Florida, LLC
                       100 2nd Avenue South, Suite 901S
                       St. Petersburg, FL 33701
                       Attn: Bart Wyatt
                       Phone: (727) 820-8401
                       Fax: (727) 823-0800

     With copies to:   Spector, Gadon & Rosen, P.C.
                       1635 Market Street, 7th Floor
                       Philadelphia, PA 19103
                       Attn: Edward G. Fitzgerald, Jr., Esq.
                       Phone: (215) 241-8864
                       Fax: (215) 241-8844

          (h) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Florida without regard to the laws regarding conflicts of laws.

          (i) Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

          (j) Construction. Seller and Purchaser agree that each party and its counsel have reviewed and approved this Agreement, and that any rules of construction that provide that ambiguities be resolved against the drafting party shall not be used in the interpretation of this Agreement or any amendments or exhibits hereto. The words "include", "including", "includes" and any other derivation of "include" means "including, but not limited to" unless specifically set forth to the contrary. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary. The words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision. Headings of sections herein are for convenience of reference only, and shall not be construed as a part of this Agreement. Except to the extent expressly provided otherwise in this Agreement, references to "sections" or "subsections" in this Agreement shall refer to sections and subsections of this Agreement, and references to "exhibits" in this Agreement shall mean exhibits attached to this Agreement.

          (k) No Recording. Purchaser shall not, and shall not cause or permit any other person to, record this Agreement or any memorandum or other evidence thereof in any public records. If Purchaser violates the terms of this subsection (k), then this Agreement shall be deemed ipso facto terminated.

          (l) Obligations Joint and Several. Purchaser acknowledges that each entity constituting Purchaser shall be jointly and severally liable for any and all obligations of Purchaser hereunder or under any instrument executed by Purchaser pursuant hereto. Seller acknowledges that each entity constituting Seller shall be jointly and severally liable for any and all obligations of Seller hereunder or under any instrument executed by Seller pursuant hereto.

          (m) Public Announcement. Seller and Purchaser agree to cooperate with each other to make joint and/or coordinated public announcements disclosing this Agreement and the Transactions contemplated hereby.

     17. Interest in Bed of Streets. Title to the Property shall be conveyed together with all rights, title and interest, if any, of Seller in and to land lying in the bed of any streets, roads, avenues, alleys or passageways, opened or proposed, bounding or abutting the Property, and all rights, title and interest of Seller, if any, in and to any award(s) made or to be made in lieu thereof and in and to any unpaid award(s) for damage to the Property by reason of change of grade of any street, and Seller will execute and deliver to Purchaser, at Closing, or thereafter, on demand, a quitclaim conveyance of such titles and the assignment and collection of any such award(s), together with all rights, title and interest, if any, of Seller in and to any easements, rights of way or passageways appurtenant to the Property.

     18. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from public health units of each of the counties in Florida in which the Property is located.

     19. Maps, Plans and Surveys. (a) Seller has delivered to Purchaser all plans, maps, descriptions, permits, certifications, licenses, approvals, environmental audits, and other diligence materials (the "Diligence Materials") respecting the Property in its possession at its headquarters in Louisville, Kentucky, as described on Schedule 3, which material shall be returned to Seller by Purchaser if Closing is not completed. For purposes of this Agreement, Diligence Materials shall be deemed to include all Title Commitments, Surveys and results of Tests, including Phase 1 environmental reports and engineering reports relating to the physical condition of the Property, and matters disclosed on Schedules 1, 2, 3, 4, and 5 to this Agreement. Purchaser shall make no claim under this Agreement, for breach of representation or warranty, indemnification or otherwise, in respect of a fact, circumstance or condition that is disclosed in the Diligence Materials or in the Purchaser Commissioned Reports except that the foregoing shall not prevent Purchaser from raising as a Title Objection, Survey Objection and/or Test Objection any fact, circumstance or condition disclosed in the Diligence Materials and shall not prevent Purchaser from exercising any right to terminate this Agreement on account of any such fact, circumstance or condition disclosed in the Diligence Materials whether or not such fact, circumstance or condition is contrary to a representation or warranty of Seller contained in this Agreement.

          (b) Seller agrees to deliver copies of all Purchaser Commissioned Reports to Seller, as soon as they are available and in any event before Closing. At Closing, Purchaser shall deliver an Officer's Certificate to Seller certifying (i) as to a complete list of the Purchaser Commissioned Reports, and
(ii) that Purchaser has delivered copies of each such Purchaser Commissioned Report to Seller (such certificate, a "Certification of Reports").

     20. Florida Leases. (a) If Closing under this Agreement is consummated on or before June 30, 2003, the Florida Leases will not be executed. If Closing under this Agreement is not consummated on or before June 30, 2003, the Florida Leases shall be entered into on and effective as of June 30, 2003, pursuant to the closing of the OTA. If Closing under this

Agreement is consummated after June 30, 2003, but on or before July 31, 2003, the Florida Leases shall automatically terminate without any notice and be of no force or effect as of the Closing Date, provided, that the Florida Tenants shall have complied with all of their obligations under the Florida Leases accrued as of the Closing Date and subject to any provisions of the Florida Leases, which by their terms, survive termination, and provided, further that Purchaser shall enter into new leases, as described in subsection (b) below.

          (b) If the Closing under this Agreement occurs after June 30, 2003, then immediately following the termination of the Florida Leases (as provided above in subsection (a)), Purchaser shall enter into new leases (and/or subleases and sub-subleases, as may be applicable) with the Florida Tenants with terms of not less than five (5) years, pursuant to which the Florida Tenants will continue to operate the Facilities.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

WITNESSES:                          PURCHASER:

                                    WKTM-FLORIDA, LLC, a Delaware limited
/s/ Joyce A. Karoleski              liability company
---------------------------------
Name: Joyce A. Karoleski


/s/ Dawn M. Wozniak                 By: /s/ Bart Wyatt
---------------------------------       ----------------------------------------
Name: Dawn M. Wozniak                   Name: Bart Wyatt
                                        Its: Chairman and Chief Executive
                                             Officer


WITNESSES:                          SELLER:

                                    KINDRED HEALTHCARE OPERATING, INC.,
/s/ Joseph L. Landenwich            a Delaware corporation
---------------------------------
Name: Joseph L. Landenwich


                                    By: /s/ Richard A. Lechleiter
                                        ----------------------------------------
/s/ Adele M. DeFosset                   Name: Richard A. Lechleiter
---------------------------------       Its: Senior Vice President,
Name: Adele M. DeFosset                      Chief Financial Officer and
                                             Treasurer


WITNESSES:                          KINDRED NURSING CENTERS EAST, L.L.C.,
                                    a Delaware limited liability company


/s/ Joseph L. Landenwich            By: /s/ Richard A. Lechleiter
---------------------------------       ----------------------------------------
Name: Joseph L. Landenwich              Name: Richard A. Lechleiter
                                        Its: Senior Vice President, Chief
                                             Financial Officer and Treasurer
/s/ Adele M. DeFosset
---------------------------------
Name: Adele M. DeFosset


WITNESSES:                          KINDRED NURSING CENTERS SOUTH, L.L.C.,
                                    a Delaware limited liability company


/s/ Joseph L. Landenwich            By: /s/ Richard A. Lechleiter
---------------------------------       ----------------------------------------
Name: Joseph L. Landenwich              Name: Richard A. Lechleiter
                                        Its: Senior Vice President, Chief
                                             Financial Officer and Treasurer
/s/ Adele M. DeFosset
---------------------------------
Name: Adele M. DeFosset

                     Exhibits and Schedules to the Agreement

Exhibit A                           Land

Exhibit B                           Purchase Price Allocation

Exhibit C                           Form of Special Warranty Deed

Exhibit D                           Permitted Encumbrances

Exhibit D-1                         Title Reports

Exhibit E                           Assignment and Assumption of Ground Lease

Exhibit F                           FIRPTA Affidavit

Exhibit G                           Casa Mora Ground Lease

Exhibit H                           Form of Casa Mora Ground Lessor Consent
                                    Letter

Schedule 1                          Environmental Disclosure

Schedule 2                          Storage Tanks and Transformers Containing
                                    PCB's

Schedule 3                          Diligence Materials

Schedule 4                          Violations

Schedule 5                          Repairs

                                    EXHIBIT A

                                      LAND

                                                                       THE ABBEY
                                                                  Facility #1233
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

Lots 1 through 13, inclusive in Block "G", of ZEHRCREST HEIGHTS, according to the map or plat thereof, recorded in Plat Book 9, Page 138, of the Public Records of Pinellas County, Florida, together with that certain alley abutting Lots 1 through 4 in Block "G" as aforesaid, as vacated and evidenced by Instrument recorded in O.R. Book 2747, Page 14, Public Records of Pinellas County, Florida.

                                                                         POMPANO
                                                                  Facility #1232
                                                                              FL

                                   Schedule A

PARCEL I:

A portion of the Southwest 1/4 of the Southeast 1/4 of Section 14, Township 48 South, Range 42 East, in BROWARD County, Florida being more particularly described as follows:

Commencing at the Southeast corner of said Southwest 1/4 of the Southeast 1/4 of said Section 14, thence on an assumed bearing of North 00 DEG. 53'00" West along the East line of the said Southwest 1/4 of Southeast 1/4, a distance of 275.89 feet to the Point of Beginning; thence continue North 00 DEG. 53'00" West along said East line a distance of 390.08 feet to the North line of the Southeast 1/4 of the Southwest 1/4 of the Southeast 1/4 of said Section 14; thence South 88 DEG. 28'42" West along the North line a distance of 252.70 feet to the East right-of-way line of sample road I-95 access ramp; thence South 05 DEG. 59'06" East along the said East right-of-way line a distance of 388.80 feet; thence North 89 DEG. 07'00" East, a distance of 218.11 feet to the Point of Beginning.

Such property being also described as that portion of Parcel "A" COLONIAL PALMS NURSING CENTER WEST, according to the Plat thereof, as recorded in Plat Book 120, Page 29 of the Public Records of BROWARD County, Florida, described as follows:

Beginning at the Northeast corner of said Parcel "A"; thence South 88 DEG. 28'42" West, along the North line of said Parcel "A", a distance of 252.70 feet to the East right-of-way line of "Sample Road I-95 Access Ramp"; thence South 05 DEG. 59'06" East, along the said East right-of-way line of "Sample Road I-95 Access Ramp", a distance of 388.80 feet; thence North 89 DEG. 07'00" East, a distance of 218.11 feet to a point on the East line of said Parcel "A"; thence North 00 DEG. 53'00" West, along said East line of said Parcel "A", a distance of 390.08 feet to the Point of Beginning.

Said lands situate, lying and being in BROWARD County, Florida.

PARCEL II:

Parking Basement as contained in Instrument recorded in O.R. Book 18373, Page 224, Public Records of Broward County, Florida.

                                                                  Facility #1232
                                                                              FL

                                   Schedule A

PARCEL III:

Driveway Easement as contained in Instrument recorded in O.R. Book 18375, Page 259, Public Records of Broward County, Florida.

                                                                  HIGHLAND PINES
                                                                 Facility # 1220
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

PARCEL I:

Begin at the Southwest corner of the Southeast 1/4 of the Southwest 1/4 of
Section 14, Township 29 South, Range 15 East; and run thence South 89 DEG. 03'26" East, along the South line of said Section 14, 451.41 feet for Point of Beginning; thence continue South 89 DEG. 03'26" East, along said South line,
215.80 feet; thence North 0 DEG. 05'28" West, along the 10 acre line, 277.80 feet; thence North 89 DEG. 03'26" West, 215.64 feet; thence South 0 DEG. 03'29" East, 277.88 feet to Point of Beginning.

PARCEL II:

Begin at the Southwest corner of the Southeast 1/4 of the Southwest 1/4 of
Section 14, Township 29 South, Range 15 East; and run thence South 89 DEG. 03'26" East along the Section line 40.0 feet for Point of Beginning; thence South 89 DEG. 03'26" East, along the section line, 411.41 feet; thence North 0 DEG. 03'29" West, parallel to the 40 acre line 277.88 feet; thence North 89 DEG. 03'26" West, 411.41 feet; thence South 0 DEG. 03'29" East, parallel to the 40 acre line 277.88 feet to Point of Beginning.

All lying and being in Pinellas County, Florida.

----------
Metes and bounds subject to confirmation when survey delivered.

                                                              KINDRED OF BROWARD
                                                                 Facility # 1218
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

PARCEL I:

A portion of Parcel "A", COLONIAL PALMS NURSING CENTER EAST, according, to the plat thereof, as recorded in Plat Book 129, Page 34 of the Public Records of Broward County, Florida, together with a portion of Parcel "B", SAMPLE ROAD REALITY PLAT, according to the plat thereof, as recorded in Plat Book 88, Page 38, of the Public Records of Broward County, Florida, and being more particularly described as follows:

Beginning at the Southwest corner of said Parcel "A"; thence on an assumed bearing of North 00 DEG. 36'24" East, a distance of 160.31 feet; thence North 00 DEG. 49'11" West, a distance of 50.64 feet to the West most Northwest corner of said Parcel "A", the last two courses and distances being along the West most line of said Parcel "A"; thence North 89 DEG. 54'29" East, along the Southerly most North line of said Parcel "A", a distance of 264.66 feet to the Southwest corner of said Parcel "B"; thence North 00 DEG. 35'21" East, along the West line of said Parcel "B", a distance of 224.99 feet to the Northwest corner of said Parcel "B"; thence North 89 DEG. 54'29" East, along the North line of said Parcel "B", a distance of 126.01 feet; the South 00 DEG. 35'21" West, along a line parallel with and 126.00 feet East of as measured at right angles to the said West line of Parcel "B", a distance of 219.22 feet; thence South 89 DEG. 54'29" West, along a line parallel with and 219.20 feet South of as measured at right angles to the said North line of Parcel "B", a distance of 46.68 feet; thence South 00 DEG. 33'43" West, a distance of 217.27 feet to a point on the South line of said Parcel "A"; thence South 90 DEG. 00'00" West, along the said South line of Parcel "A", a distance of 342.88 feet to the Point of Beginning.

PARCEL II:

All of Tract "A", "SAMPLE PROFESSIONAL BUILDING", according to the plat thereof, as recorded in Plat Book 101, Page 15, of the Public Records of Broward County, Florida.

PARCEL III:

A portion of Parcel "A", "COLONIAL PALMS NURSING CENTER EAST", according to the plat thereof as recorded in Plat Back 129, Page 34, of the Public Records of Broward County, Florida, being more particularly described as follows:

                                                                  Facility #1218

                                   SCHEDULE A
                                    THE LAND

Beginning at the Southeast corner of said Parcel "A", said point also being the Northeast corner of said Tract "A"; thence Northerly along the East line of said Parcel "A", a distance of 110.01 feet; thence Westerly along a line parallel with and 110.00 feet North of as measured at right angles to the South line of said Parcel "A", making an included angle of 89 DEG. 26'45", a distance of
205.32 feet; thence Northerly, making an included angle of 270 DEG. 02'18", a distance of 28.50 feet; thence Westerly making an included angle of 89 DEG. 54'05", a distance of 58.74 feet; thence Southerly along a line parallel with and 264.30 feet West of as measured at right angles to the East line of said Parcel "A", making an included angle of 90 DEG. 36'52", a distance of 138.45 feet to a point on the South line of said Parcel "A"; thence Easterly along the South line of said Parcel "A", making an included angle of 89 DEG. 26'45", a distance of 264.31 feet to the Point of Beginning.

                                                                      CAPE CORAL
                                                                  Facility # 837
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

All of that part of Tract 1194-B as shown on Cape Coral, Unit 20, Part 2, according to the plat thereof as recorded in Plat Book 19, Pages 46 and 48 of the LEE County Public Records, located in Section 32, Township 44 South, Range 24 East, in the city of Cape Coral, LEE County, Florida, being more particularly described as follows:

Begin at the Southeast corner of said Tract 1194-B and run Westerly along the North right-of-way line of S.E. 27th Street West for 289.40 feet to a point of curve; thence run along the arc of a curve to the right, having a radius of
25.00 feet, a central angle of 91 DEG. 37'10", for an arc length of 39.98 feet to the Easterly right-of-way line of Del Prado Parkway; thence run Northerly along the Easterly right-of-way line of Del Prado Parkway North 1 DEG. 37'10" East for 371.61 feet; thence run East 390.37 feet to the Westerly line of a 20 foot wide alley as shown on the aforesaid recorded plat; thence run Southerly along said alley for the following courses and distances; South 22 DEG. 00'00" West 159.39 feet to a point of curve; thence run along the arc of a curve to the left having a radius of 315.00 feet, a central angle of 20 DEG. 22'50", for an arc length of 112.05 feet to a point of tangency; thence continue along said alley South 1 DEG. 37'10" West 140.34 feet to the Point of Beginning.

Bearings used herein are the same as used in the recorded plat of Unit 20, Part
2.

                                                                           TAMPA
                                                                  Facility # 836
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

PARCEL I:

From the Southwest corner of the Southeast 1/4 of the Southeast 1/4 of Section 3, Township 29 South, Range 18 East, HILLSBOROUGH County, Florida, run East
254.62 feet along the South boundary of the said Southeast 1/4 of the Southeast 1/4; thence North 240 feet to the Point of Beginning; thence West 193.81 feet to the East right-of-way limits of Habana Avenue; thence run North 2 DEG. 46" West,
115.12 feet to the point of curve of a curve to the right (concave to the East) having a radius of 1920.45 feet; thence Northwesterly 98.77 feet along the arc of said curve (chord bearing North 1 DEG. 17'36" West, 98.76 feet) to the Southeasterly right-of-way limits of a 15 foot drainage right-of-way; thence North 66 DEG. 14' East 286.12 feet along said right-of-way limits; thence run South 329.03 feet and thence West 60.26 feet to the Point of Beginning.

PARCEL II:

From that Southwest corner of the Southeast 1/4 of the Southeast 1/4 of Section 3, Township 29 South, Range 18 East, HILLSBOROUGH County, Florida, run East
254.62 feet along the South boundary of the said Southeast 1/4 of the Southeast 1/4; thence at right angles to said South boundary, run North 40 feet to the North right-of-way limits of Buffalo Avenue (S.R. #574A) for a Point of Beginning; thence North 0 DEG. 25'30" West 200.00 feet; thence East 20 feet; thence South 0 DEG. 25'30" East 200.00 feet; thence West 20 feet along the said North right-of-way limits of Buffalo Avenue to the Point of Beginning.

LESS that portion taken for road right-of-way for Habana Avenue.

----------
Metes and bounds subject to confirmation when survey delivered.

          FACILITY # 610 * Boca Raton Rehab Center, Boca Raton, Florida

A tract of land lying in the Northwest 1/4 of Section 19, Township 47 South, Range 43 East, being more particalarly described as follows:

Commencing at the Southwest corner of the Northwest 1/4 of the aforementioned
Section 19; thence North along the West line of said Northwest 1/4 of Section 19, a distance of 1285.71 feet to a point; thence South 89 DEG. 56'30" East, a distance of 498.33 feet to a point, being the Point of Beginning; thence continue South 89 DEG. 56'30" East, a distance of 463.70 feet to a point; thence South 15 DEG. 00'00" East, a distance of 150.00 feet to a point; thence South 75 DEG. 00'00" West, 170.00 feet to a point of curve; thence with a curve to the left, having a radius of 95 feet, a central angle of 102 DEG. 05'13", an arc distance of 169.27 test to a point; thence South 62 DEG. 54'47" West, radial to the aforesaid curve, 144.13 feet to a point; thence due West 150.00 feet to a point; thence due North 390.01 feet, more or less, to the Point of Beginning.

----------
Metes and bounds subject to confirmation when survey delivered.

                                                                     CARROLLWOOD
                                                                  Facility # 372
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

PARCEL I (FEE SIMPLE PARCEL):

The South 100 feet of the North 663.0 feet of the Northwest quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of the Southeast quarter (SE 1/4) of Section 31, Township 27 South, Range 18 East, Hillsborough County, Florida;

LESS AND EXCEPTING therefrom the following three (3) parcels of land:

(i) The South 50.0 feet of the West 25.00 feet thereof;

(ii) The East 25.0 feet thereof;

(iii) The additional East 47 feet thereof conveyed to Hillsborough County, a political subdivision of the State of Florida, by the Warranty Deed dated March 6, 1986, recorded March 12, 1987 in O.R. Book 5063, Page 1360, Public Records of Hillsborough County, Florida.

PARCEL II (FEE SIMPLE PARCEL):

The Northeast quarter (NE 1/4) of the Southeast quarter (SE 1/4) of the Southwest quarter (SW 1/4) of Section 31, Township 27 South, Range 18 East, Hillsborough County, Florida.

PARCEL III (FEE SIMPLE PARCEL):

That certain tract, piece or parcel of land beginning at the Southwest corner of the Northwest quarter (NW 1/4) of the Southwest quarter (SW 1/4) of the Southeast quarter (SE 1/4) of Section 31, Township 27 South, Range 18 East, Hillsborough County, Florida; run thence North 50 feet; thence East 25 feet; thence South 50 feet; and thence West 25 feet to the Point of Beginning.

PARCEL IV (EASEMENT PARCEL):

Non-exclusive easement for ingress and egress on and across the North 50 feet of the Southwest quarter (SW 1/4) of the Southwest quarter (SW 1/4) of the Southeast quarter (SE 1/4) of section 31, Township 27 South, Range 18 East, Hillsborough County, Florida as contained in the Deed recorded May 5, 1971 in O.R. Book 2306, Page 293, Public Records of Hillsborough County, Florida.

File No: FL99-2103K

----------
Metes and bounds subject to confirmation when survey delivered.

                                                                   WINKLER COURT
                                                                  Facility # 268
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

Lot 1, Colonial Properties, Phase II, a subdivision according to the Plat thereof as recorded in Plat Book 51, Pages 71 through 73, of the Public Records of LEE County, Florida.

                                                                      BAY POINTE
                                                                  Facility # 245
                                                                              FL
                                   SCHEDULE A
                                    THE LAND

Lot 1, Block 1, of Engelhart Addition to Lakewood Estates, as recorded in Plat Book 86, Page 48, of the Public records of Pinellas County, Florida.

                                                                      TITUSVILLE
                                                                  Facility # 125
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

Map showing a survey of a part of Government Lot 1, Section 33, Township 21 South, Range 35 East, Brevard County, Florida, described as follows:

Commencing at the Northwest corner of Lot 1, MORGAN LANDS SUBDIVISION, recorded in Plat Book 1, Page 5, Public Records of Brevard County, Florida; thence run North 89 DEG. 17'55" East along the South line of said Government Lot 1, 320.23 feet to the Point of Beginning of the lands herein described; thence continue North 89 DEG. 17'55" East along said South line of Government Lot 1, 300.00 feet; thence North 1 DEG. 09'11" West, 452.91 feet to the South right of way line of a 50 foot road, described in O.R. Book 655, Page 239; thence South 89 DEG. 17'55" West along said South right of way line, 300.00 feet; thence South 1 DEG. 09'11" East, 452.91 feet to the Point of Beginning.

----------
Metes and bounds subject to confirmation when survey is delivered.

                                                                         SANFORD
                                                                  Facility # 124
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

Commence at the Southeast corner of Long's 2nd Addition, according to the Plat thereof, as recorded in Plat Book 4, Page 3, of the Public Records of Seminole County, Florida, and run South 4 DEG. 00'00" West along the Westerly right of way line of Mellonville Avenue 133.59 feet to the Point of Beginning; thence continue South 4 DEG. 00'00" West along said Westerly right of way line 421.87 feet to the Northeast corner of Eldorado according to the Plat thereof as recorded in Plat Book 4, Page 29, of the Public Records of Seminole County, Florida; thence run South 89 DEG. 53'01" West along the North line of said Eldorado 446.02 feet to the Northwest corner of said Eldorado, said point also being on the Sanford Grant line; thence run North 24 DEG. 38'01" East along said Grant line 200.69 feet to a point on the Easterly line of Tier H of E.R. Traffords Map of the Town of Sanford, according to the Plat thereof as recorded in Plat Book 1, Pages 56 through 64, of the Public Records of Seminole County, Florida; thence run North 00 DEG. 33'03" East along said Easterly line 260.87 feet; thence run South 86 DEG. 50'00" East 389.89 feet to the Point of Beginning, being a part of Lots 5 and 6 of Plat of Ella A. Pace of Part of
Section 30, Township 19 South, Range 31 East, according to the Plat thereof as recorded in Plat Book 1, Page 91, of the Public Records of Seminole County, Florida.

----------
Metes and bounds subject to confirmation when survey delivered.

                                                                       WALDEMERE
                                                                  Facility # 117
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

Lots 8, 9, 10, 11, 12, 15, 16, 17, 18 and 19, Block D, Liddell Estates, as per Plat thereof recorded in Plat Book 1, Page 46, of the Public Records of Sarasota County, Florida.

----------
Metes and bounds subject to confirmation when survey is delivered.

          FACILITY # 115 ** REHAB CENTER OF THE PALM BEACHES, Palm Beach,
Florida

Lots 15, 16 and 17 of NORTHPOINT, according to the plat thereof as recorded in Plat Book 55, Page 156, Public Records of Palm Beach County, Florida.

----------
Metes and bounds subject to confirmation when survey is delivered.

                                                                   WINDSOR WOODS
                                                              Facility # 922/181
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

PARCEL I:

A portion of Tracts within Port Richey Land Company's Subdivision, of Section 34, Township 24 South, Range 16 East, as shown on plat recorded in Plat Book 1, Page 61 of the Public Records of Pasco County, Florida, and a portion of the Northeast 1/4 of the Northwest 1/4 of said Section 34 being more particularly described as follows:

Commencing at the Northeast corner of the Northeast 1/4 of the Northwest 1/4 of said Section 34; thence South 00 DEG. 15'26" West along the North-South centerline of said Section 34, 839.78 feet to the Point of Beginning; thence continue South 00 DEG. 15'26" West, 390.31 feet; thence North 89 DEG. 44'34" West, 590.90 feet to a traverse point; said point lying 1 foot more or less Easterly of existing lake bank; thence traverse said lake bank by the following courses; North 00 DEG. 14'28" West, 90.90 feet; North 03 DEG. 51'47" West,
135.52 feet; North 19 DEG. 44'27" East, 118.43 feet; North 10 DEG. 59'53" East,
53.53 feet; thence leaving said lake bank run south 89 DEG. 44'34" East, along the South line of Windsor Woods Professional center I, a Condominium, and its Westerly extension as recorded in O.R. Book 1345, Page 112, Public Records of Pasco County, Florida, 551.95 feet to the Point of Beginning.

LESS AND EXCEPT the East 70.00 feet thereof.

PARCEL II:

Two non-exclusive easements for ingress and egress over and across the following described properties:

No. 1: A portion of the Northeast 1/4 of the Northwest 1/4 of Section 34, Township 24 South, Range 16 East, Pasco County, Florida, described as follows:

Commencing at the Northeast corner of the Northeast 1/4 of the Northwest 1/4 of said Section 34, run South 00 DEG. 15'26" West 709.78 feet along the East line of the West 1/2 of said Section 34 to the Point of Beginning; thence continue South 00 DEG. 15'26" West 1450.00 feet; thence North 89 DEG. 19'34" West 70.00 feet; thence North 00 DEG. 15'26" East 1449.49 feet; thence South 89 DEG. 44'34" East 70.00 feet to the Point of Beginning.

                                                               Facility #922/181
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

AND

No. 2: A portion of the Northeast 1/4 of the Northwest 1/4 of Section 34, Township 24 South, Range 16 East, Pasco County, Florida, more particularly described as follows:

Commence at the Northeast corner of the Northeast 1/4 of the Northwest 1/4 of said Section 34; thence run North 89 DEG. 28'09" West, 25.00 feet along the North boundary line of said Northwest 1/4 of Section 34 to the Northeast corner of Windsor Woods Professional Center, a Condominium; thence South 09 DEG. 56'21" West, 59.59 feet along the East boundary line of said Windsor Woods Professional Center, a Condominium; thence South 00 DEG. 15'26" West, 591.59 feet along said East boundary line and its Southerly extension to the Point of Beginning; thence South 89 DEG. 44'34" East, 35.00 feet; thence South 00 DEG. 15'26" West 60.00 feet; thence North 89 DEG. 44'34" West, 70.00 feet; thence North 00 DEG. 15'26" East, 15.42 feet; thence North 13 DEG. 30'26" East, 45.79 feet along said East boundary line; thence South 89 DEG. 44'34" East, 29.49 feet to the Point of Beginning.

LESS AND EXCEPT that part of Easement No. 2 conveyed to Pasco County, a political subdivision of the State of Florida, by Quit Claim Deed recorded October 5, 1981 in O.R. Book 1153, Page 926, Public Records of Pasco County, Florida.

APPURTENANT EASEMENT:

Terms and conditions of the EASEMENT AND SUBORDINATION AGREEMENT between Southeast Brake Corporation, a Florida Corporation; Windsor Woods, Ltd., a Florida limited partnership and Woodhaven Partners Limited, a Florida limited partnership; and James W. Hutchins and Nancy J. Hutchins, his wife, dated December 19, 1985, recorded December 26, 1985 in O.R. Book 1469, Page 330; as affected by: AMENDED EASEMENT AND SUBORDINATION AGREEMENT dated August 4, 1988, recorded August 26, 1988 in O.R. Book 1736, Page 1909, PASCO County Records.

----------
Metes and bounds subject to confirmation when survey delivered.

                                                                       CASA MORA
                                                                 Facility # 1217
                                                                              FL

                                    EXHIBIT A

Two Parcels as follows:

Parcel 1

     Fee Estate

Commence at the Northeast corner of the Southwest 1/4 of Section 32, Township 34 South, Range 17 East, proceed North 89 DEG. 29'01" West, along the North line of said Southwest 1/4, a distance of 855.62 feet for a Point of Beginning. Thence continue North 89 DEG. 29'01" West, along said line a distance of 410 feet, thence South 00 DEG. 16'17" West, a distance of 513.56 feet to the intersection of the Northerly boundary right-of-way of a 50 foot wide road; thence South 89 DEG. 43'43" East, along said right-of-way a distance of 388.38 feet to the point of curvature of a curve concave to the right, thence Southerly along the arc of said curve to the right having a radius of 1131.21 feet and a central angle of 01 DEG. 04'00", a distance of 21.62 feet; thence North 00 DEG. 16'17" East, a distance of 512.01 feet to the Point of Beginning being and lying in Section 32, Township 34 South, Range 17 East, of MANATEE County, Florida.

LESS EXCEPT land deeded to the City of Bradenton, under Deed recorded in O.R. Book 849, Page 120, being described as:

Commence at the Northeast corner of the Southwest 1/4 of Section 32, thence North 89 DEG. 29'01" West, along the North line of said Southwest 1/4, a distance of 855.62 feet for a Point of Beginning; thence South 00 DEG. 16'17" West, a distance of 42 feet to a point on the Southerly right-of-way of proposed 17th Avenue West, thence North 89 DEG. 29'01" West, a distance of 218.62 feet to the point of curvature of a curve to the left having a radius of 708 feet; thence Southwesterly along the arc of said curve to the left, having a central angle of 16 DEG. 20'43", a distance of 201.98 feet, thence North 00 DEG. 16'17" East, a distance of 70.62 feet to a point on the North line of said Southwest 1/4, thence South 89 DEG. 29'01" East, a distance of 410 feet to the Point of Beginning being and lying in Section 32, Township 34 South, Range 17 East, MANATEE County, Florida.

Facility 1217

Casa Mora Rehab & Extended Care
1902 49th Street West
Bradenton, FL 34209

                                                                 Facility # 1217

Parcel 2

     Leasehold Estate in the following property:

Commence at the Northeast Corner of the Southwest 1/4 of Section 32, Township 34 South, Range 17 East, MANATEE County, Florida; thence North 89 DEG. 29'01" West along the North line of said Southwest 1/4, a distance of 855.62 feet; thence South 00 DEG. 16'17" West, a distance of 42.00 feet to a point on the Southerly right of way line of 17th Avenue West, for a Point of Beginning; thence North 89 DEG. 29'01" West, along said Southerly right of way line, a distance of 210.62 feet to the P.C. of a curve concave to the Southeast, having a radius of 708.00 feet; thence Southwesterly along the arc of said curve, through a central angle of 44 DEG. 04'57" an arc distance of 544.72 feet to the P.T. of said curve; thence South 46 DEG. 26'02" West, along said 17th Avenue West right of way line, a distance of 81.77 feet; thence South 43 DEG. 33'58" East, parallel to the centerline of an existing access road and 30.00 feet Northerly therefrom, a distance of 300.52 feet; thence South 89 DEG. 43'43" East, a distance of 533.24 feet to the P.C. of a curve, concave to the South, having a radius of 1131.21 feet; thence Easterly, along the arc of said curve, and through a central angle of 01 DEG. 05'42", an arc distance of 21.62 feet; thence North 00 DEG. 16'17" East, a distance of 470.01 feet to the Point of Beginning. All lying and being in Section 32, Township 34 South, Range 17 East, MANATEE County, Florida.

LESS THE FOLLOWING:

Commencing at the Northeast corner of the Southwest 1/4 of Section 32, Township 34 South, Range 17 East, MANATEE County, Florida, proceed North 89 DEG. 29'01" West along the North line of said Southwest 1/4 a distance of 855.62 feet for P.O.B.; thence continue North 89 DEG. 29'01" West along said line a distance of
410.00 feet; thence South 00 DEG. 16'17" West a distance of 513.56 feet to the intersection of the Northerly boundary right-of-way of a 60 foot wide road; thence South 89 DEG. 44'43" East along said right-of-way a distance of 388.38 feet to the P.C. of a curve concave to the right; thence Southeasterly along the arc of said curve to the right having a radius of 1131.21 feet and a central angle 01 DEG. 04'00" a distance of 21.62 feet; thence North 00 DEG. 16'17" East a distance of 512.01 feet to the P.O.B., being and lying in Section 32, Township 34 South, Range 17 East, MANATEE County, Florida, LESS AND EXCEPT land deeded to the City of Bradenton, Florida, under DEED recorded in O.R. Book 849, Page 120, Public Records of MANATEE County, Florida, more properly described as:

Commence at the Northeast corner of the Southwest 1/4 of Section 32, Township 34 South, Range 17 East, MANATEE County, Florida; thence North 89 DEG. 29'01" West along the North line of said Southwest 1/4 a distance of 855.62 feet for a Point of Beginning; thence South 00 DEG. 16'17" West a distance of 42.00 feet to a Point on the Southerly right-of-way of proposed 17th Avenue West; thence North 89 DEG. 29'01" West a distance of 210.62 feet to

                                                                 Facility # 1217

the P.C. of a curve to the left having a radius of 708.00 feet; thence Southwesterly along the arc of said curve to the left, having a central angle of 16 DEG. 20'45" a distance of 201.98 feet; thence North 00 DEG. 16'17" East, a distance of 70.62 feet to a point on the North line of said Southwest 1/4; thence South 89 DEG. 29'O1" East a distance of 410.00 feet to the Point of Beginninq; being and lying in Section 32, Township 34 South, Range 17 East, MANATEE County, Florida.

APPURTENANT EASEMENT:

Grant of Easement granted to Manacare Limited, a Florida Limited Partnership, Bradenton Care Center Ltd., a Florida limited partnership, George J. Cajoleas, D.M.D., Medical Arts Building Condominium Owners' Association, Inc., a Florida non-profit corporation, from Alpha-Medical Land Corporation, a Florida Corporation, dated January 12, 1980, recorded January 14, 1980 in O.R. Book 974, Page 1325, MANATEE County Records. (As to Parcel I)

----------
Metes and bounds subject to confirmation when survey delivered.

                                                                 EVERGREEN WOODS
                                                                  Facility # 637
                                                                              FL

                                   SCHEDULE A
                                    THE LAND

PARCEL I:

That portion of land lying in the East 1/2 of the Fractional Section 32, Township 22 South, Range 18 East, Hernando County, Florida, more particularly described a follows:

Beginning at the Southeast corner of the Northeast 1/4 of said Fractional
Section 32; thence continue along the East line of the Northeast 1/4, North 00 DEG. 01'00" West, a distance of 53.79 feet to a point being on the North right-of-way line of a Florida Power Corporation Easement; thence continue along said East line of the Northeast 1/4, North 00 DEG. 01'00" West, a distance of
882.52 feet to the Northeast corner of the Southeast 1/4 of the Northeast 1/4; thence run along the North line of the Southeast 1/4 of the Northeast 1/4, North 89 DEG. 34'43" West, a distance of 896.55 feet to the Point of Beginning; thence continue along said North line North 89 DEG. 34'43" West a distance of 421.17 feet to the center of the Northeast 1/4; thence run along the West line of Northeast 1/4 of the Northeast 1/4, North 00 DEG. 05'30" East a distance of
865.38 feet to a point on the South right-of-way line of State Road No. 50; thence run along the South line of State Road No. 50, South 89 DEG. 40'31" West a distance of 200 feet; thence run South 00 DEG. 05'30" West on a line parallel to the West line of the Northeast 1/4 of the Northeast 1/4, a distance of 2083.52 feet to a point on the Florida Power right-of-way line; thence continue along said right-of-way line North 77 DEG. 06'13" East, a distance of 631.22 feet; thence run North 00 DEG. 24'51" East a distance of 1075.30 feet to the Point of Beginning.

PARCEL II:

Non-exclusive easements as they appear on that certain Reciprocal Easement Agreement dated August 16, 1996, recorded August 20, 1996 in O.R. Book 1082, Page 800 and rerecorded August 28, 1996 in O.R. Book 1083, Page 1551, of the Public Records of Hernando County, Florida.

                                                                 EVERGREEN WOODS
                                                                   FACILITY #637

                                   SCHEDULE A

                                    THE LAND

APPURTENANT EASEMENT:

Terms and Conditions of that certain Reciprocal Easement Agreement by and between NATIONWIDE CARE, INC., an Indiana Corporation, and EVERGREEN WOODS, LTD., a Florida limited partnership, dated August 16, 1996, recorded August 20, 1996 in O.R. Book 1082, Page 800; as affected by Corrective Reciprocal Easement Agreement, dated August 16, 1996, recorded August 28, 1996 in O.R. Book 1083, Page 1551; as affected by: Affidavit dated September 9, 1996, recorded September 16, 1996 in O.R. Book 1086, Page 427, HERNANDO County Records.

----------
Metes and bounds subject to confirmation when survey delivered.

                                    EXHIBIT B

                           PURCHASE PRICE ALLOCATION

Property commonly known as:             Allocated portion of the Purchase Price:

------------------------------------------------------------------------------
Facility                                                              Amount
------------------------------------------------------------------------------

The Rehabilitation Center of the Palm Beaches                        8,400,000
Waldemere Place                                                        500,000
Healthcare & Rehab of Sanford                                        2,000,000
Titusville Rehab                                                     6,000,000
Windsor Woods                                                        2,200,000
Bay Pointe Nursing Pavilion                                            900,000
Winkler Court                                                        4,000,000
Carrolwood Care Center                                               5,700,000
Boca Raton Rehab Center                                              5,700,000
Evergreen Woods                                                      5,600,000
Rehab & Healthcare of Tampa                                          5,700,000
Rehab & Healthcare of Cape Coral                                     4,500,000
Casa Mora Rehab                                                      5,200,000
Kindred Rehab & Nursing of Broward                                   2,800,000
Highland Pines                                                         600,000
Pompano Rehab & Nursing center                                       2,200,000
The Abbey Rehab and Nursing Ctr                                        500,000
------------------------------------------------------------------------------
WKMT-Florida LLC Total                                              62,500,000
                                                                    ==========

                                    EXHIBIT C

                          FORM OF SPECIAL WARRANTY DEED

This Document Prepared by
and Return To:
Steven G. Horowitz, Esq.
Cleary Gottlieb Steen & Hamilton
1 Liberty Plaza
New York, NY 10006

Grantee's Tax ID #
                   ------------------------
Property Tax ID #

                              SPECIAL WARRANTY DEED

     This Special Warranty Deed is made and executed the        day of
                                                         ------
             , 2003, by                        , a                             ,
-------------           -----------------------    ----------------------------
whose post office address is
                             ---------------------------------------------------
("Grantor"), to WKTM-Florida, LLC [or an alternative grantee as per Section 9(a)(1)], a Delaware limited liability company, whose post office address is
                                    ("Grantee"):
-----------------------------------

          (The terms "Grantor" and "Grantee" include all the parties to this instrument and their respective successors and assigns.)

     Grantor, in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt of which is hereby acknowledged, hereby grants, bargains, sells, and conveys to the Grantee, that certain land [With respect to the deed for the Casa Mora facility, "that certain land" shall be replaced by "all of Grantor's right, title and interest in the land and improvements] in
                        County, Florida, more particularly described on Exhibit
-----------------------
A[-1 and Exhibit A-2] attached hereto and made a part hereof by this reference.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND Grantor hereby specially warrants the title to the land and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but not otherwise, except for taxes and assessments for the year 2003 and subsequent years, zoning and use restrictions in effect or which may hereafter come into existence due to governmental action, and "Permitted Encumbrances" (as such term is defined in that certain Agreement of Sale between Kindred Healthcare Operating, Inc., Kindred Nursing Centers East, L.L.C., and Kindred Nursing Centers South, L.L.C., as seller, and WKTM-Florida, LLC, as purchaser, dated as of June [_],

2003), which are made a part hereof by this reference.

     [With respect to the deed for the Casa Mora facility, the following paragraph shall be substituted for the above paragraph: AND Grantor (i) hereby specially warrants to the Grantee that, at the time of this conveyance, (a) the Grantor held the property described in Exhibit A-1 as a tenant under that certain Ninety-Nine Year Lease dated June 1, 1982 between Alpha-Medical Land Corporation, as landlord, and Bradenton Care Center, Limited, as tenant, as amended by Amendment to Lease Agreement dated October 18, 1982, Consent and Estoppel Certificate dated June 1, 2000 and Estoppel Certificate dated July 25, 2001, (b) the Grantor owned fee simple title to all buildings, improvements and fixtures located on the subject property described in Exhibit A and (c) the Grantor owned fee simple title to the Property, including all buildings, improvements, and fixtures located thereon, described in Exhibit A-2, in each case free and clear of any mortgage or other lien or encumbrance created by the Grantor or any person or entity claiming by, through or under Grantor, and (ii) and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but not otherwise, except for the "Permitted Encumbrances" (as such term is defined in that certain Agreement of Sale between Kindred Healthcare Operating, Inc., Kindred Nursing Centers East, L.L.C., and Kindred Nursing Centers South, L.L.C., as seller, and WKTM-Florida, LLC, as purchaser, dated as of June [ ], 2003), which are made a part hereof by this reference.)

     IN WITNESS WHEREOF, Grantor has caused this deed to be executed in its name as of the day and year first above written.

Executed in the presence of:
                                        ------------------------
                                        a
                                          ------------------------

------------------------------------
Signature of Witness #1                 By:
                                            -----------------------
------------------------------------        a                    ,
Typed/Printed Name of Witness #1              -------------------
                                            its
------------------------------------            ---------------------
Signature of Witness #2

                                            By:
------------------------------------           ----------------------------
Typed/Printed Name of Witness #2                President

STATE OF FLORIDA
COUNTY OF
          --------------------

     The foregoing instrument was acknowledged before me this         day of
                                                              -------
             , 2003, by                    . as                     of
-------------           -------------------     -------------------
              , a                     ., on behalf of the
--------------    --------------------                    ----------------------
                      . She/He is personally known to me or has produced
----------------------                                                   -------
                              as identification.
-----------------------------


                                             -----------------------------------
                                             Signature of Notary Public

                                             -----------------------------------
                                             Typed/Printed Name of Notary Public
             (SEAL)                          NOTARY PUBLIC STATE OF
                                                                    ---------

                                             -----------------------------------
                                             Commission Number

                                             -----------------------------------
                                             Commission Expiration Date

                              EXHIBIT A[-1 and A-2]

                               [Legal Description]

                                    EXHIBIT D

                             PERMITTED ENCUMBRANCES

1. (a) All items set forth on Schedule B-2 of each Title Commitment, which are not Title Objections pursuant to Section 4(a).

     (b) All matters which a current survey of each Individual Property would disclose which are not Survey Objections pursuant to Section 4(b).

2. Subject to the representations and warranties in Sections 6 (j), (m), (n) and
(r), zoning and building regulations, restrictions and ordinances now or hereafter adopted or imposed by any governmental body having jurisdiction over the Property or any part thereof which are not the subject of a Title Objection, Survey Objection and/or Test Objection pursuant to Sections 4(a), (b) and/or
(c).

3. Subject to the representations and warranties set forth in Section 6(p) and
Section 6(u), real estate taxes, assessments, water charges and sewer rents, if any which relate to time periods on or after Closing, in each case not yet due and payable as of Closing.

4. Subject to Section 6, any state of facts a physical inspection of the Property would show which are not the subject of a Title Objection, Survey Objection and/or Test Objection pursuant to Sections 4(a), (b) and/or (c).

5. Intentionally omitted.

6. Such other matters that do not materially and adversely interfere with the continued use of the Property as nursing centers (or assisted living facility, in the case of the Facility more commonly known as "Highland Terrace"), which are not the subject of a Title Objection, Survey Objection and/or Test Objection pursuant to Sections 4(a), (b) and/or (c).

7. Intentionally omitted.

8. The Casa Mora Ground Lease, subject to Section 5(c).

9. The encroachment of the North Broward Rehab and Nursing Center property on to the adjacent property, which is owned by Shell Oil, so long as such encroachment does not prevent legal and actual ingress and egress to and from such property via legally and actually open streets and/or valid and recorded perpetual easements which are sufficient to operate the property as a skilled nursing center.

                            EXHIBITS D-1 THROUGH D-17

                                (to be attached)

                                    EXHIBIT E

                    ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

     This Assignment and Assumption of Ground Lease ("Assignment") is made and
entered into this      day of                 , 2003, by and between Kindred
                  ----        ----------------
Nursing Centers South, L.L.C., a Delaware limited liability company, ("Assignor") and WKTM-Florida, LLC, a Delaware limited liability company ("Assignee").

                                R E C I T A L S:

     WHEREAS, Assignor and Assignee entered into that certain Agreement for Sale
of Real Estate, dated as of                 , 2003 (the "Agreement") whereby
                            ----------------
Assignor agreed to sell, transfer, and assign to Assignee, and Assignee agreed to purchase and assume from Assignor, all of Assignor's right, title, and interest in and to, among other properties, the real property listed on Exhibit A-1 hereto (the "Premises");

     WHEREAS, Assignor's predecessor and Alpha Medical Land Corp. ("Ground Lessor") entered into that certain Ninety-Nine Year Lease dated as of June 1, 1982, as amended by Amendment to Lease Agreement dated October 18, 1982, Consent and Estoppel Certificate dated as of June 1, 2000 and Estoppel Certificate dated as of July 25, 2001 (collectively, the "Ground Lease") whereby Assignor leases a portion of the Premises from Ground Lessor;

     WHEREAS, Ground Lessor executed that certain Consent and Estoppel letter, dated [ ], 2003, whereby Ground Lessor consented to this Assignment.

     WHEREAS, in connection with the consummation of the transactions contemplated under the Agreement, Assignor and Assignee desire to execute this Assignment.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The foregoing recitals are hereby incorporated as if fully rewritten and restated in the body of this Assignment.

Assignor hereby sells, transfers and assigns to Assignee all of its right, title and interest in, to and under the Ground Lease, including, but not limited to, any and all rights and options to purchase the Premises. Assignor (i) hereby specially warrants to Assignee that, at the time of the execution of this Assignment:/1/ (a) Assignor held the leasehold interest of tenant under and pursuant to the Ground Lease, (b) Assignor owned fee simple title to all buildings, improvements and fixtures located on the Premises which Assignor is conveying by Special Warranty Deed to Assignee simultaneously with the execution of this Assignment, and (c) Assignor owned fee simple title to the real property adjacent to the Premises (the "Adjacent Property"), including all buildings, improvements, and fixtures located thereon, described in Exhibit A-2 hereto, in each case free and clear of any mortgage, lien or other encumbrance created by Assignor or any other

----------
/1/ To be adapted as needed if conveyance is being made directly by Ventas to WKTM.

person or entity claiming by, through or under Assignor subject only to Permitted Encumbrances (as defined in the Agreement), and (ii) will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Assignor, but not otherwise.

     From and after the date hereof, Assignee has assumed and shall be responsible for and shall perform all of those obligations imposed on the lessee or tenant under the Ground Lease that accrue from and after the date hereof. Assignee agrees to and hereby does protect, indemnify, defend and hold Assignor, its members and their respective members, principals, partners, officers, directors and shareholders, harmless from any and all damages, costs, attorneys' fees, expenses, obligations, losses, penalties, liabilities and claims that any or all of such indemnified parties suffer or incur as a result of, or arising out of the breach by Assignee of (or the Assignee's failure to timely perform) any or all of the obligations imposed on the lessee or the tenant under the Ground Lease that accrue on or after the date of this Assignment.

     Assignor shall be responsible for and shall perform all of those obligations imposed on the lessee or tenant under the Ground Lease that accrue from and before the date hereof. Assignor agrees to and hereby does protect, indemnify, defend and hold Assignee, its members and their respective partners, members, principals, officers, directors and shareholders, harmless from any and all damages, costs, attorneys' fees, expenses, obligations, losses, penalties, liabilities and claims that any or all of such indemnified parties suffer or incur as a result of, or arising out of the breach by Assignor of (or the Assignor's failure to timely perform) any or all of the obligations imposed on the lessee or the tenant under the Ground Lease that accrue on or before the date of this Assignment.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be
duly executed this      day of                   , 2003.
                   ----        ------------------

                                         ASSIGNOR:

                                         KINDRED NURSING CENTERS SOUTH, L.L.C.,
                                         a Delaware limited liability company


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------


                                         ASSIGNEE:

                                         WKTM-FLORIDA, LLC, a Delaware limited
                                         liability company


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------

                         [INSERT JOINDER, IF APPLICABLE]

                         EXHIBIT A-1 TO ASSIGNMENT AND
                           ASSUMPTION OF GROUND LEASE

                                  THE PREMISES

                         EXHIBIT A-2 TO ASSIGNMENT AND
                           ASSUMPTION OF GROUND LEASE

                                ADJACENT PROPERTY

                                  EXHIBIT F/2/

                                FIRPTA AFFIDAVIT

                       CERTIFICATION OF NONFOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Kindred Healthcare Operating, Inc., ("Healthcare"), Kindred Nursing Centers East, L.L.C. ("East"), and Kindred Nursing Centers South, L.L.C. ("South") (Healthcare East, and South, shall each and collectively be referred to as "Seller"), each Seller hereby certifies the following:

          1. Each Seller is a "United States Person" and is not a "foreign person" in accordance with and for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          2. Healthcare's U.S. Employer Identification Number is [________].

          3. East's U.S. Employer Identification Number is [________].

          4. South's U.S. Employer Identification Number is [________].

          5. Each Seller's office address is [________].

     The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated:                      , 2003.
      ---------- -----------

                                         [Insert signature block]

----------
/2/ Note- this may be better structured as one affidavit from each Seller entity, each on the form of this Exhibit F.

                                    EXHIBIT G

                             CASA MORA GROUND LEASE

                                  Mora Addition

                                                                 Facility # 1217

                             NINETY-NINE YEAR LEASE

          THIS INDENTURE OF LEASE, made and entered into this 1st day of June, 1982, by and between ALPHA MEDICAL LAND CORP., hereinafter referred to as "Landlord", a Florida corporation and BRADENTON CARE CENTER, LIMITED, a Florida limited partnership, hereinafter referred to as "Tenant":

          WITNESSETH:

          (1) That for the term and upon conditions, and for considerations hereinafter expressed, the Landlord has leased and demised and does hereby lease and demise, unto said Tenant, and the said Tenant does hereby lease from the said Landlord, the following described real estate situated in Manatee County, Florida, to-wit:

          See Exhibit "A" attached hereto and made a part hereof. (The land described on Exhibit "A" is sometimes referred to herein as the "leased premises", the "real property", the "property", the "land", the "premises" or the "demised premises").

          (2) The term of this lease is for a period of ninety-nine (99) years commencing on June 1st, 1982 (the "commencement date"). In addition thereto, an option to renew for an additional ninety-nine (99) year period is granted to the Tenant provided written notice to Landlord is given six (6) months prior to the termination of the first ninety-nine (99) year term.

          (3) Tenant shall pay as rental for the premises for and during the term of this lease the following:

               (a) The sum of seven thousand eighty two and 40/100 ($7082.40) DOLLARS for the first year of this lease. All amounts are payable monthly in advance on the first day of the month. The Landlord acknowledges receipt of the first month's rent upon the signing of this lease.

               (b) During January, 1983, the premises shall be appraised in the manner provided in Section (6) herein. The annual rental, beginning June 1st, 1983, shall then be equal to ten (10%) percent of the appraised value of the premises (land without improvements) and shall be in effect for a period of five years before being adjusted as herein provided. A reappraisal of the premises (in the manner provided in Section (6) herein) shall be made on or about the tenth month of the last year of each fifth year period and a subsequent adjustment shall then be made in the annual rental for each succeeding five year period during the remaining term of this lease to equal ten (10%) percent of the appraised value to the premises.

               (c) If, during the term of the lease, a portion of the land shall be condemned or taken for a reappraisal for the purpose of adjusting the rental rate as a result of such taking. Said rental shall be paid at such place or address as may be designated by Landlord from time to time hereafter, in writing. The rentals herein specified are to be paid in legal currency of the United States of America. Any installment of rent not paid when due, shall bear interest from its due date at the rate of nine percent (9%) per annum until paid, and all monies or other sums which may become due to Landlord hereunder by reason of any of the provisions of this lease, shall be a lien upon the property, and upon all buildings, improvements and equipment which may be placed thereon. The lien hereby created and given is cumulative and is in addition to all statutory liens and rights for rent created by the laws of the State of Florida, now in force or hereafter enacted.

          (4) On any anniversary from the commencement date of this lease, the Landlord shall have the right to require the tenant to purchase the property (together with all improvements constructed by the Tenant thereon) at a purchase price equal to the appraised value (determined in accordance with Section 6 herein) of the property (land without improvements). In no event, however, shall the purchase price be less than SEVENTY THOUSAND EIGHT HUNDRED TWENTY FOUR DOLLARS ($70,824.00) during the initial ten (10) year period hereof. The appraised value of the property shall be determined by the method as described in Section (6) hereof. The right of the Landlord to require the Tenant to purchase the property shall be exercisable by the Landlord by giving the Tenant written notice of its election to require purchase at least three (3) months prior to the end of any one year anniversary date. In the event the Landlord elects to exercise the right to require purchase by the Tenant herein granted, the Landlord shall convey title to the property to Tenant by warranty Deed, free and clear of all liens and encumbrances except zoning and governmental regulations, taxes for 1982 and subsequent years, restrictions and easements of record, assessments made after the commencement date and further subject to the acts of tenant subject to the commencement date. Within thirty (30) days of the determination of the purchase price, Landlord shall furnish to Tenant, at Landlord's expense, a title insurance commitment issued by a qualified title insurer agreeing to issue to Tenant, upon recording of the aforedescribed Warranty Deed, an Owner's Policy of Title Insurance in the amount of the purchase price, insuring title of the Tenant to the property. Landlord shall bear the expense of the State of Florida excise taxes which are required to be affixed to the Warranty Deed, and the cost of recording any corrective instruments. Tenant shall bear the expense of recording the Warranty Deed. Any prepaid rents shall be prorated as of the date of closing.

          (5) Commencing on the 20th anniversary date from the commencement date hereof and on any anniversary date thereafter, the Tenant shall, have the right to purchase from the Landlord the property (together with all improvements constructed by the Tenant thereon) at a purchase price equal to the appraised value of the property (land without improvements). The appraised value of the property shall be determined by the method as hereinafter described in Section
(6) hereof. The right to purchase granted to the Tenant shall be exercisable by the Tenant by giving the Landlord written notice of its election to purchase at least three (3) months prior to any one-year anniversary date subsequent to the 20th anniversary from the commencement date of this lease. In the event the Tenant elects to exercise the right to purchase the property, the Landlord shall convey title to the property to Tenant by Warranty Deed, free and clear of all liens and encumbranes except zoning and governmental regulations, taxes for 1982 and subsequent years, restrictions and easements of record, assessments made after the commencement date and further subject to the acts of tenant subject to the commencement date. Within thirty (30) days of the determination of the purchase price, Landlord shall furnish to Tenant, at Landlord's expense, a title insurance commitment issued by a qualified title insurer agreeing to issue to Tenant, upon recording of the aforedescribed Warranty Deed, an Owner's Policy of Title Insurance in the amount of the purchase price, insuring title of the Tenant to the property. Landlord shall bear the expense of the State of Florida excise taxes which are required to be affixed to the Warranty Deed, and the cost of recording any corrective instruments. Tenant shall bear the expense of recording the Warranty Deed. Any prepaid rents shall be prorated as of the date of closing.

          (6) Whenever an appraisal of the leased premises is required by the terms of this lease, said appraisal shall be by an appraiser mutually acceptable to both Landlord and Tenant, the fee for the appraiser to be paid by the Tenant. In the event the parties are unable to agree upon a single appraiser within thirty (30) days of the date an appraisal is required hereunder, then the appraisal shall be made by a board of three (3) appraisers with each party naming one (1) appraiser and the two (2) named appraisers selecting a third appraiser. The decision of a majority of this board shall be binding on the parties. The fee for the appraisers named will be borne by the parties selecting the appraiser, and the third appraiser's fee shall be split between the Landlord and the Tenant. If either of the parties shall refuse or neglect to appoint an appraiser, then the party so appointing an appraiser shall notify the other party that he must appoint an appraiser within five (5) days after receipt of such notice. If after the expiration of said five-day period the other party still has not appointed an appraiser, the party so appointing an appraiser must again notify the other party that he still remains in default through his failure to so appoint an appraiser, and after a five-day period from the date of mailing of a letter by Certified Mail, Return Receipt Requested, giving said notice, and upon such other party making the request may appoint another appraiser to act on behalf of the party so failing to appoint. The appraiser so appointed may then proceed and act in all respects as if he were appointed by the party so failing to make such appointment. In the event that two appraisers should be appointed by the parties and they fail to select a third appraiser within thirty (30) days after the selection of the last of the two appraisers, then the third appraiser shall be named by a court of competent jurisdiction.

          (7) As a part of the consideration for this lease, and in addition to the rental hereinbefore provided, Tenant shall, and it does hereby bind and pledge itself to pay, after the commencement date, all taxes, assessments or other charges of any nature and kind whatsoever, that may be levied, imposed, charged or assessed against the property, or any improvements now thereon, or which in the future may be placed thereon, by any governmental or taxing body whatsoever, excepting only such taxes or other charges as may arise from inheritance, estate, succession, or income taxes of Landlord, any other tax of Landlord due any taxing agency under any present or future law. All of the above enumerated additional obligations resting upon Tenant shall be paid promptly as they shall each severally become due and payable it being the intention of this lease and of the parties that this shall be a net lease. The Landlord shall receive all sums which may be payable to it hereunder free of all charges, damages and deductions and the entire responsibility for the maintenance and repair of the premises shall rest with Tenant. Subject only to performance by Landlord of its covenants herein contained, this lease and the demised premises shall be carefree to the Landlord, except for the collection of rent.

          (8) In the event the Tenant shall become insolvent, bankrupt, or make any assignment for the benefit of the creditors, or if it or its interests hereunder shall be levied upon or sold under execution or other legal process, the Landlord may continue or terminate the lease, provided, that in the event this lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date or the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the nursing home plus an amount equal to the unpaid accrued rent, without acceleration, up to such date.

          (9) Upon Tenant's failure to pay an installment of rent when due or if the Tenant shall fail to observe and perform any of the other conditions, agreements or provisions of this lease, it shall be lawful thereupon, after Landlord shall have notified the Tenant, and the Tenant shall not have rectified such failure within 120 days after giving of such notice to it, for Landlord to re-enter and repossess the premises, to remove all persons therefrom, and all rights of Tenant shall immediately cease and terminate. The failure on the part of the Landlord to re-enter or repossess the premises or to exercise any of its rights hereunder upon any default, shall not be deemed a waiver of any of the terms and conditions of this lease, and shall not preclude the Landlord from the exercise of any such rights upon any subsequent occurring default or defaults. Anything herein contained to the contrary notwithstanding, if the premises are not being used as a nursing home facility under the jurisdiction of the State of Florida or other supervisory authority, then in the event of a default by Tenant, Landlord, at its option, may elect to accelerate the rents to a maximum sum equal to twelve (12) months rent plus an amount equal to the accrued but not paid rent to the date of default and bring suit for same. In the alternative, Landlord may at once terminate this lease by written notice to tenant, whereupon this lease shall expire and Landlord may re-enter and repossess the premises. Landlord's remedies shall be cumulative to any other remedies provided by law.

          (10) Tenant covenants and agrees to carry, during the term of this lease, Landlord and Tenant liability insurance in the amount of ONE MILLION DOLLARS ($1,000,000.00), all premiums to be paid by Tenant, and the policy or policies shall show the respective interests of the Landlord and the Tenant. Tenant covenants and agrees, during the term of this lease, to carry such liability insurance in such greater amounts as may be required by regulatory authorities from time to time, and to carry such greater amounts of such insurance as may reasonably be required by Landlord to reflect the fluctuations in the value of the United States dollar so that the premises shall be insured in an amount usual and customary for the then current use of the premises; provided, however, in no event shall the required insurance be more than fifteen
(15) times the appraised value of the property as determined from time to time herein.

          (11) Tenant will at all times save harmless the Landlord and the demised premises, and the improvements thereon, and all future improvements thereon, from all liens and penalties in connection with the taxes herein provided to be paid by Tenant, and from any claim or claims for curbing, paving, water pipe, sewer, culverts, drains, or other street or public improvements of any nature, or for any taxes or other assessments, including any reconstruction or repair of streets or sidewalks, and also for any and all claims for damages which may in any way arise during the term of this lease, and be or become chargeable to or payable for or in respect to said premises, and will, if requested by landlord, exhibit to Landlord, receipts showing that all taxes and any such assessments for the preceding year or years have been paid, and will, upon written application of Landlord for inspection and such use as may be proper in protecting the interest of Landlord in the premises, show written evidence of any and all such payments whenever demanded. It is expressly understood and agreed, however, that the Tenant may at its sole expense, if in good faith and upon reasonable grounds, dispute the validity of any tax assessment or other charge, lien, penalty or claim, including liens or claims of materialmen, mechanics, or laborers, or others, and defend against the same, and may in good faith, conduct any necessary proceedings to prevent and avoid the same, and the Tenant shall not, in the event of and during the bona fide prosecution of such litigation be held in default with reference to the subject matter of such litigation; provided, however, if the aggregate amount of all liens or claims which are the subject of contest or litigation, and are being contested and litigated, shall at any time equal or exceed the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), including interest, penalties and costs, the Tenant shall give to the Landlord a bond in penal sum equal to not less than one hundred twenty-five percent (125%) of the aggregate amount of all liens and claims being contested or litigated, with some surety company licensed and authorized to do business in the State of Florida and approved by Landlord, as surety, with the condition to pay all of such liens or claims, or such part thereof as shall be finally judged to be due and owing, and to save Landlord harmless therefrom and from any part thereof.

          (12) During the term of the lease, the Tenant shall at all times at its sole expense, keep all buildings and improvements situate at the premises herein demised in good order, condition and repair, and shall at all times save and keep the Landlord herein free and harmless from any and all liability occasioned by any act or neglect of Tenant, or any agent or employee of Tenant, or any tenant of said premises holding under said Tenant, or arising from any other cause whatsoever, not the direct or indirect fault of Landlord or its agents, and shall indemnify and save harmless the Landlord against any loss, costs, damage or expense arising out of or in connection with the construction or repair of any building or improvement upon said premises, and out of or in connection with any accident causing injury to any property or person or persons whomsoever, and due directly or indirectly to the condition or use of said premises, or any part thereof, by Tenant or any other person holding under said Tenant, and this provision shall extend to any and all injuries or liabilities which may arise in the event of the razing or removing of any improvements now or hereafter located upon said property.

          (13) Tenant shall at all times during the term of this lease see to the payment of all charges for sewer, water, gas, electric current, whether for power or lighting, telephone service and any and all other charges for utilities service used in, upon or about said premises.

          (14) Tenant shall have the right to construct such buildings and improvements as shall be required for its nursing home business. No such buildings and improvements, however, shall be constructed until plans for same have been reviewed and approved by Landlord, which approval shall not be unreasonably withheld. Landlord's right of approval shall extend to matters of architectural style, to the end that the improvements shall compliment existing and planned development of Landlord's contiguous and adjacent properties.

          (15) Neither the Tenant nor anyone claiming by, through or under Tenant, including contractors, subcontractors, materialmen and laborers, shall have any rights to file or place any mechanic's or materialmen's liens of any character whatsoever upon the leased property or upon any building or improvement thereon. As authorized by Section 713.10, Florida Statutes, the interest of Landlord in the property shall not be subject to liens for improvements made by Tenant, and such fact shall be disclosed of record either by recording this lease or a notice of lease disclosing such fact in the Public Records of Manatee County, Florida.

          (16) Tenant covenants and agrees to save the Landlord harmless from any damages to owners of adjoining property by reason of any changes, repairs, alterations, building or erection of any improvements now or hereafter upon said leased premises.

          (17) Tenant covenants and agrees that it will make no unlawful use of the premises, nor permit the same to be used in anywise contrary to any valid law or ordinance of the State of Florida, the County of Manatee, or any other governmental agency, and that it will keep and maintain said premises in a suitable and sanitary condition so as not to permit the same to become a public nuisance. Tenant further covenants and agrees that it will use the leased premises only for a nursing home, associated parking and service facilities, and none other, without the prior written consent of Landlord obtained and recorded in the public records of Manatee County, Florida, which consent shall not be unreasonably withheld.

          (18) Landlord hereby covenants and agrees with Tenant that it is seized in fee simple of the leased premises and that the same arm free of all liens and encumbrances, except taxes for the current year; that conditioned upon the Tenant's observance and performance of the obligations entered into upon its behalf, Landlord will warrant to Tenant peaceable possession and enjoyment of the leased premises against any person or persons whomsoever, claiming in any manner by, from, through, or under Landlord.

          (19) Upon the payment of rent as herein stipulated and upon the prompt performance of all of the other terms and conditions hereof provided by the Tenant to be kept and performed, the Tenant shall have undisturbed and peaceable possession of the leased premises for the term herein set forth.

          (20) Upon the termination of this lease, either due to the breach of any covenant herein set forth or to the expiration of the same at the end of the term hereof, then in either event all buildings and improvements of whatsoever nature at that time standing upon the premises herein demised and leased shall become and remain the sole and absolute property of the Landlord.

          (21) If the entire leased premises shall be taken under the exercise of the power of eminent domain by any competent governmental authority, this lease shall terminate as of the date of such taking; and in that event, the rentals due hereunder shall be apportioned between the Tenant. If less than the entire leased premises shall be taken under the exercise of the power of eminent domain, this lease shall not terminate but shall continue in full force and effect as to the remaining portion of the leased premises and the rents thereafter due shall be adjusted as provided in Section (3) hereof and the lease shall not otherwise be affected thereby. If either the entire leased premises or only a part thereof are so taken, the Tenant shall receive the amount awarded for necessary repair or reconstruction of the building, loss of future business and business interruption, and the Landlord shall receive the portion of the award for the taking of the land and damages to the residue of the property.

          (22) The Landlord may, at any time pending a suit based upon this lease, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver of the leased property, including all the income profits and revenues from whatever source derived. Such appointment shall be made by such court as an admitted equity and a matter of absolute right to said Landlord. Such rents profits, income and revenues shall be applied by such receiver against the rental herein provided.

          (23) It is understood and agreed that all covenants, terms and conditions of this lease extend to and are binding upon the successors, heirs, personal representatives and assigns of each and both of the parties hereto.

          (24) It is further convenanted and agreed by and between the parties hereto that in case the Landlord shall, without any fault on its part, be made a party to any litigation commenced by or against the Tenant, the Tenant shall be and is under the obligation to defend, at Tenant's expense, the Landlord in such litigation, with the right of Landlord at its expense, to furnish additionally such defense thereto as Landlord may wish.

          (25) The Tenant shall not assign this lease nor any rights thereunder, nor shall Tenant sublet any portion of the premises herein described, without the prior written consent of Landlord, however, such consent shall not be unreasonably withheld. It is acknowledged that part of the consideration for this lease is the continued operation of a nursing home on the demised premises, and this provision shall be liberally construed to fulfill this purpose. Also, this clause shall not prohibit Tenant from mortgaging the leasehold interest without the prior consent of Landlord.

          (26) It is understood by the parties hereto that an original and one copy has been executed by each the Landlord and Tenant, and each and all of said signed copies shall be considered and shall constitute originals hereof.

          (27) Wherever the term Landlord or Tenant is used herein, it shall include the masculine, feminine, neuter, singular, plural, corporation or individual, and either sex.

          (28) This lease or a "Notice of Lease" executed in recordable form may be recorded in the public records of Manatee County, Florida, at the expense of Tenant. In the event a Notice of Lease is recorded, the notice shall include the following: Pursuant to Section 713.10, Florida Statutes, the lease provides that the interest of the Landlord shall not be subject to liens for improvements made by the Tenant.

          (29) Should Tenant fail to comply with any term in this lease, then Landlord may, but shall not be obligated to effect such compliance without thereby waiving a default, and any and all costs incurred by Landlord in connection therewith shall be due and payable forthwith to Landlord with interest at the rate of nine percent (9%) per annum.

          (30) In connection with any litigation arising out of this lease, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees for such litigation and any subsequent appeals.

          (31) The waiver by Landlord of any breach of any term hereof shall not be deemed to be a waiver of such term or any subsequent breach of the same or any other term. Subsequent acceptance of rent by Landlord shall not be deemed a waiver of any preceeding breach by tenant of any term other than the failure of tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceeding breach at the time of acceptance of such rent. No provision of this lease shall be deemed waived by Landlord unless such waiver be in writing signed by Landlord.

          (32) Landlord may, during the term of the lease, enter to inspect the demised premises, or to make any alterations or repairs that may be necessary for its safety or preservation if same are not made by Tenant as required, and may show the premises to others, all such entry to be at reasonable times and upon reasonable notice to Tenant.

          IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

Signed, sealed and delivered in       BRADENTON CARE CENTER, LIMITED
the presence of:


/s/ Dan Johnson                       By: /s/ Robert D. Roskamp
-----------------------------------      ------------------------------------



-----------------------------------


Attest:
       ----------------------------


Signed, sealed and delivered in the   ALPHA MEDICAL LAND CORP.
presence of:


/s/ Grace Lord                        By: /s/ John Lehman
-----------------------------------      ------------------------------------


/s/ Evelyn Cullen
-----------------------------------


Attest:
       ----------------------------

STATE OF FLORIDA
COUNTY OF Manatee.

     Before me, the undersigned authority, personally appeared, Robert Roskamp, General Partner of Bradenton Care Center Limited, and John Lehman, M.D. the Vice President of Alpha Medical Land Corp., and this day acknowledged before me that they executed the foregoing instrument, as such partner and officer, for the uses and purposes therein expressed.


          /s/ Verna Becton           Notary Public, State of Florida at large
-----------------------------------  My Commission expires August 18, 1984
          Notary Public              Commission Expiration Date
          June 1, 1982

Commence at the NE corner of the SW of Section 32, Township 34 South, Range 17 East, Manatee County, Florida; thence H 89 DEG. '11" W, along the centerline of 17th Street West, 1265.62 feet; thence 500 DEG.41'07" W, 70.62 feet to the South Right-of-Way Line of said 17th, Street West for the Point of Beginning; thence continue 500 DEG.41'02" W, 441.65 feet to the North Right-of-Way Line of a private road; thence N 89 DEG.18'59" W, along said North Right-of-Way Line,
46.84 feet to the P.C. of a curve, concave to the Northeast, having a radius of
265.0 feet and delta angle of 46 DEG.07'50"; thence Northwesterly, a1ong the arc of said curve, 213.36 feet to the I.T. of said curve; thence N 43 DEG.11'03" W,
156.25 feet to the P.C. of a curve, concave to East, having a radius of 20.0 feet and delta angle of 97; thence Northeasterly, along the arc of said curve,
31.42 feet to the P.T. of said curve; thence N 46 DEG.48'52" E, along the Easterly Right-of-Way Line of aforesaid 17th, Street West, 71.60 feet to the P.C. of a curve, concave to Southeast, having a radius of 708.0 feet and delta angle of 27 DEG.44'11"; thence Northeasterly, along the arc of said curve 342.74 feet to the Point of Beginning. The above lying in Section 32, Township 34 South, Range 17 East, Manatee County, Florida. Contains 2.36 acres, more or less.

FOR: ALPHA MEDICAL LAND CORPORATION
     C/O MS. BETTON

DATE: 4-7-82

SURVEYOR'S CERTIFICATE:

     I, THE UNDERSIGNED REGISTERED LAND SURVEYOR, DO HEREBY CERTIFY THAT THIS PLAT IS A TRUE REPRESENTATION OF THE LANDS DESCRIBED AND SHOWN HEREON TO THE BEST OF MY KNOWLEDGE AND BELIEF.


                                      By:             /s/ George A. Rapinall
                                          --------------------------------------
                                                 _______________________
                                                 REGISTERED LAND SURVEYOR
                                                 FLORIDA CERT. NO. 1512

                                                                 Facility # 1217

                          AMENDMENT TO LEASE AGREEMENT

          THIS AMENDMENT to Lease Agreement made and entered into this 18th day of October, 1982, by ALPHA MEDICAL LAND CORPORATION, a Florida corporation, hereinafter called "Landlord", and BRADENTON CARE CENTER, LTD., a Florida Limited Partnership, d/b/a Carol Lou Mora Care Center, hereinafter called "Tenant".

                                   WITNESSETH:

          WHEREAS, the parties executed a Ninety-Nine Year Lease dated the 1st day of June, 1982, concerning the following property in Manatee County, Florida:

          Real Property described on the exhibit marked Exhibit A, which was attached to the agreement dated the 1st day of June, 1982, and made a part thereof.

For a term of ninety-nine years, commencing on the 1st day of June, 1982, and

          WHEREAS, the parties have mutually agreed to modify the terms of said least.

          NOW THEREFORE, in consideration of the mutual agreements of the parties hereto, it is agreed as follows:

          1. The parties hereby agree that the Landlord shall lease and demise to Tenant and Tenant shall lease from Landlord the real estate situated in Manatee County, Florida described as follows; to wit:

          The property as described on Exhibit A and attached hereto and made a part hereof.

          2. It is covenanted and agreed between the Landlord and Tenant that the Tenant shall have the right to mortgage or convey by any other instrument adequate for the purpose of securing any actual bona fide debt, this lease or the leasehold interest of the Tenant created by it together with all its right and interest in the buildings and improvements now on or hereafter to be placed upon the within described premises.

          In the event of any breach or default of any of the covenants, terms or conditions of this lease by the Tenant, the holder of such mortgage or other instrument above provided for, may before forfeiture make any and all payments and do and perform all acts or things which may be necessary or required to prevent a forfeiture of said lease, and shall thereby and thereupon be subrogated to all the rights of the Tenant under the lease. In furtherance of this provision, the Landlord covenants and agrees that if the holder of any said mortgage or other instrument above referred to notifies said Landlord in writing that such mortgage or other instrument has been executed and delivered by Tenant to it, then the Landlord will notify the said holder in writing of any breach or default by Tenant. Said holder shall thereupon have thirty (30) days from receipt of such notice in which it may at its option and in its discretion elect to do those acts, as above provided, necessary or required to prevent a forfeiture of this lease. If said holder so elects and notifies Landlord and Tenant in writing of its election, then said holder shall acquire all right, title and interest of Tenant under this lease, including the option to purchase as above provided. In such event, Tenant agrees to execute and deliver to said holder such assignment or other document as may reasonably be necessary or required to give effect to this provision.

          Notwithstanding all other provisions contained herein, in the event of any breach or default by Tenant of any of the covenants, terms, and conditions of any mortgage given by Tenant as permitted above, Landlord shall, at its option, have the right to pay in full the outstanding principal balance, accrued interest, costs, and attorney's fees owed to the mortgagee, and mortgagee shall then assign its note and mortgage and all of the rights under this lease to Landlord without recourse. In furtherance of this provision, any mortgagee hereunder covenants and agrees to notify Landlord in writing that its mortgage is in default by Tenant. Landlord shall then have 10 days from receipt of said notice from mortgagee to exercise its option to purchase the note and mortgage of mortgagee without recourse, and 20 more days after giving mortgagee written notice of its election to purchase the note and mortgage to close the purchase. If Landlord shall fail to comply with these provisions completely and in a timely manner, any rights granted to Landlord under this paragraph shall expire.

          However, the mortgagee or other holder above referred to shall in no way be liable to the Landlord for the payment of any rents or for the performance of any other covenants, terms or conditions of or under this lease until such time as is shall acquire, by conveyance from the Tenant, or by foreclosure or otherwise as provided by law or by the terms of the mortgage, other instrument or this lease, all the right, title and interest of the Tenant under this lease, but in such event such mortgagee or other holder shall be bound by the terms of this lease to the same extent as the Tenant had it retained its interest thereunder.

          IN WITNESS WEHEREOF, the parties hereto have caused these presents to be duly executed in their respective names, the day and year first above written.

Signed, sealed and delivered             BRADENTON CARE CENTER LTD.,
in the presence of:                      a Florida Limited Partnership,
                                         d/b/a CAROL LOU MORA CARE CENTER


/s/                                      By: /s/ Robert G. Roskamp
--------------------------------------       -----------------------------------
                                         Robert G. Roskamp, General Partner


/s/ Philip E. Piney
--------------------------------------


                                         ALPHA MEDICAL LAND CORPORATION
                                         a Florida Corporation,
                                         General Partner


/s/                                      By: /s/ Walter B. Graham
--------------------------------------       -----------------------------(SEAL)
                                         Walter B. Graham, M.D.
                                         President


/s/ Philip E. Piney
--------------------------------------

STATE OF FLORIDA
COUNTY OF MANATEE

          The foregoing instrument was acknowledged before me this 18th day of October, 1982, by Robert G. Roskamp, as General Partner of Bradenton Care Center Ltd., a Florida limited partnership, d/b/a Carol Lou Mora Care Center, on behalf of the limited partnership.


                                         /s/ Sandra T. Baldwin
                                         ---------------------------------(SEAL)
                                         Notary Public
                                         My Commission Expires: 4-28-84

STATE OF FLORIDA
COUNTY OF MANATEE

               The foregoing instrument was acknowledged before me this 18th day of October, 1982, by Walter B. Graham, M.D., as President of Alpha Medical Land Corporation, a Florida corporation, on behalf of said corporation, as a general partner, of Bradenton Care Center Ltd., a Florida limited partnership, d/b/a Carol Lou Mora Care Center, and on behalf of the limited partnership.


                                         /s/ Sandra T. Baldwin
                                         ---------------------------------(SEAL)
                                         Notary Public
                                         My Commission Expires: 4-28-84

Commence at the Northeast corner of the Southwest 1/4 of Section 32, Township 14 South, Range 17 East, Manatee County, Florida, thence N89 DEG. 29'01" W, along the north line of said Southwest 1/4, a distance of 855.62 feet; thence S00 DEG. 16'17" W., a distance of 42.00 feet to a point on the southerly right of way line of 17th Avenue West, for a point of beginning; thence N89 DEG. 29'01" W., along said southerly right of way line, a distance of 210.62 feet to the P.C. of a curve concave to the Southeast having a radius of 708.00 feet; thence southwesterly along the arc of said curve, through a central angle of 44 DEG. 04'57" an arc distance of 544.72 feet to the P.T. of said curve; thence S46 DEG. 26'02" W., along said 17th Avenue West right of way line, a distance of 81.77 feet; thence S43 DEG. 33'58" E., parallel to the centerline of an existing access road and 30.00 feet northerly therefrom, a distance of 300.52 feet; thence S89 DEG. 43'43" E., a distance of 533.24 feet to the P.C. of a curve, concave to the south, having a radius of 1131.21 feet, thence easterly, along the arc of said curve, and through a central angle of 01 DEG. 05'42", an arc distance of 21.62 feet; thence N00 DEG. 16'17" E., a distance of 470.01 feet to the point of beginning. Containing 6.73 acres, more or less; all lying and being in Section 32, Township 34 South, Range 17 East, Manatee County, Florida.

LESS THE FOLLOWING:

Commencing at the Northeast corner of the SW 1/4 of Section 32, Township 34 South, Range 17 East, Manatee County, Florida, proceed North 89 DEG. 29'01" West along North line of said SW 1/4 a distance of 855.62 feet for P.O.B. Thence continue North 89 DEG. 29'01" West along said line a distance of 410.00 feet; Thence South 00 DEG. 16'17" West a distance of 513.56 feet to the intersection of the Northerly boundary right-of-way of a 60 foot wide road; Thence South 89 DEG. 44'43" East along said right-of-way a distance of 388.38 feet to the P.C. of a curve concave to the right; Thence Southeasterly along the arc of said curve to the right having a radius of 1131.21 feet and a central angle 01 DEG. 04'00" a distance of 21.62 feet; Thence North 00 DEG. 16'17" East a distance of
512.01 feet to the P.O.B., being and lying in Section 32, Township 34 South, Range 17 East, Manatee County, Florida, LESS AND EXCEPT land deeded to the City of Bradenton, Florida, under deed recorded in Official Records Book 849, Page 120, Public Records of Manatee County, Florida, more properly described as:

Commence at the NE corner of the SW 1/4 of Section 32, Township 34 South, Range 17 East, Manatee County, Florida; Thence N89 DEG. 29'01" W. along the North Line of said SW 1/4 a distance of 855.62 feet for a Point of Beginning; Thence S00 DEG. 16'17" W. a distance of 42.00 feet to a point on the Southerly right-of-way of proposed 17th Avenue West; Thence N89 DEG. 29'01" W, a distance of 210.62 feet to the P.C. of a curve to the left having a radius of 708.00 feet; Thence Southwesterly along the arc of said curve to the left having a central angle of 16 DEG. 20'45" a distance of 201.98 feet; Thence N00 DEG. 16'17" E. a distance
70.62 feet to a point on the North line of said SW 1/4; Thence S89 DEG. 29'0l"
E. a distance of 410.00 feet to the Point of Beginning; being and lying in
Section 32, Township 34 South, Range 17 East, Manatee County, Florida. Containing 0.44 acres, more or less.

PARCEL B

                        CONSENT AND ESTOPPEL CERTIFICATE

     Walter B. Graham, M.D., being duly sworn, hereby deposes and says:

     1. I am the President of Alpha-Medical Land Corporation, a Florida corporation ("Landlord"), and am duly authorized to execute and deliver this instrument on behalf of Landlord. I have knowledge of the facts and statements set forth herein.

     2. Landlord is the landlord under that certain Ninety-Nine Year Lease dated June 1, 1982, made by Alpha-Medical Land Corporation, as landlord, and Bradenton Care Center, Limited, as the predecessor in interest to Ventas Realty, Limited Partnership ("Tenant"), as tenant. A true, accurate and complete copy of such lease, together with any amendments, supplements and additions thereto, is attached hereto as Exhibit A (said lease, as amended, collectively, the "Lease"). Such Ninety-Nine Year Lease was recorded on October 18, 1982 in the office of the Clerk for Manatee County, Florida, in O.R. Book 1036, Page 1725 and the Amendment to Lease Agreement attached hereto was recorded on October 18, 1982 in the aforesaid office in O.R. Book 1036, Page 1736.

     3. The Lease covers premises commonly known as Casa Mora Rehab & Extended Care, 1902 49th Street West, Bradenton, Florida 34209 (Ventas Facility No.
1217), as more specifically described therein (the "Premises").

     4. The Lease is in full force and effect, and Tenant has accepted, and is in possession of, the Premises. Landlord has not received more than one month's advance payment of rent or additional rent.

     5. Landlord has given no notice of default to Tenant, and, to the best knowledge of Landlord, Tenant is not in default under any obligations to be performed by Tenant under the Lease and no conditions exist which, with the giving of notice and/or passage of time, would constitute a Tenant default under the Lease. Landlord has not received any notice of default from Tenant, and, to the best knowledge of Landlord, Landlord is not in default under any obligations to be performed by Landlord under the Lease and no conditions exist which, with the giving of notice and/or passage of time, would constitute a Landlord default under the Lease.

6. Tenant desires to mortgage the leasehold estate created by the Lease to Bank of America, N.A., as the Administrative Agent for various lenders, whose address is 901 Main Street, 66th Floor, TX1-492-66-01, Dallas, TX 75202, Attn: Jay Wampler (with copies to Bank of America, N.A., 101 North Tryon, Charlotte, NC 28255, Attn: Credit Services and Morgan, Lewis & Bockius L.L.P., 101 Park Avenue, New York, NY 10178, Attn: Margot B. Schonholtz, Esq.), and Tenant has heretofore subleased the Premises to Vencor Operating, Inc. and Vencor, Inc., whose address is 680 South 4th Avenue, Louisville, Kentucky 40202-2612. Whether or not consent is required under the Lease, Landlord hereby consents to the aforesaid leasehold mortgage and sublease.

7. Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the leasehold mortgagee and sublessee referenced above at their respective addresses referenced above and upon any other leasehold mortgagee or sublessee of which Tenant provides to Landlord a written notice specifying the name and address of such leasehold mortgagee or sublessee. Upon receipt of any such notice of default, the leasehold mortgagee and sublessee shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of as Tenant has under the Lease for such default, and Landlord shall accept such performance by or at the instigation of such leasehold mortgagee or sublessee as if the same had been done by Tenant.

8. In the event of termination of the Lease on account of any default by Tenant or on account of any other matter or occurrence whatsoever, Landlord shall promptly notify any leasehold mortgagee and sublessee of which it has notice pursuant to Paragraph 6 or 7 above of such termination and of the amount of the sums then due to Landlord under the Lease (excluding any payment due in respect of accelerated rent or liquidated damages), and Landlord shall enter into a new lease of the Premises with the leasehold mortgagee or its nominee or designee (if it shall make written request upon Landlord for such new lease within 30 days after its receipt of Landlord's aforesaid termination notice, accompanied by the payment of the aforesaid sums then due to Landlord) or the sublessee or its nominee or designee (if no leasehold mortgagee shall make request for a new lease as aforesaid and if the sublessee shall make written request upon Landlord for such new lease within 60 days after its receipt of Landlord's aforesaid termination notice, accompanied by payment of the aforesaid sums then due to Landlord). Any such new lease shall be for the remainder of the term of the Lease, effective as of the date of such termination, at the rents and additional rents and upon the terms, provisions, covenants and agreements contained in the Lease and subject only, in the case of a new lease with a leasehold mortgagee or its nominee or designee, to the rights of any sublessee under its sublease.

     9. Landlord is furnishing this Consent and Estoppel Certificate for and on behalf of Landlord to induce Bank of America, N.A., as Administrative Agent for various lenders, to make loans secured, in part, by a leasehold mortgage on the Premises and to induce First America Title Insurance Company to issue its policy of title insurance with respect to the Premises under Title No. 135FL31055-56.

     IN WITNESS WHEREOF, the undersigned has executed this Consent and Estoppel Certificate as of the 1st day of June, 2000.

                                       Alpha-Medical Land Corporation, a Florida corporation


                                       By: /s/ Walter B. Graham 6/1/00
                                           -------------------------------------
                                           Walter B. Graham, M.D., President

State of Florida
Manatee County

     The foregoing instrument was acknowledged before me this 2nd day of June, 2000 by Walter B. Graham, M.D., President of Alpha-Medical Land Corporation, a Florida corporation, on behalf of such corporation. He is personally known to me.


                                                 /s/                      (SEAL)
                                                 -------------------------
                                                 My commission expires:
                                                                        --------
                                                 (SEAL) My Commission ________
                                                        Expires July 18, 2002

                             NINETY-NINE YEAR LEASE

          THIS INDENTURE OF LEASE, made and entered into this 1St day of June, 1982, by and between ALPHA MEDICAL LAND CORP., hereinafter referred to as "Landlord", a Florida corporation and BRADENTON CARE CENTER, LIMITED, a Florida limited partnership, hereinafter referred to as "Tenant":

          WITNESSETH:

          (1) That for the term and upon conditions, and for considerations hereinafter expressed, the Landlord has leased and demised and does hereby lease and demise, unto said Tenant, and the said Tenant does hereby lease from the said Landlord, the following described real estate situated in Manatee County, Florida, to-wit:

          See Exhibit "A" attached hereto and made a part hereof. (The land described on Exhibit "A" is sometimes referred to herein as the "leased premises", the "real property", the "property", the "land", the "premises" or the "demised premises").

          (2) The term of this lease is for a period of ninety-nine (99) years commencing on June 1st, 1982 (the "commencement date"). In addition thereto, an option to renew for an additional ninety-nine (99) year period is granted to the Tenant provided written notice to Landlord is given six (6) months prior to the termination of the first ninety-nine (99) year term.

          (3) Tenant shall pay as rental for the premises for and during the term of this lease the following:

                    (a) The sum of seven thousand eighty two and 40/100 ($7082.40) DOLLARS for the first year of this lease. All amounts are payable monthly in advance on the first day of the month. The Landlord acknowledges receipt of the first month's rent upon the signing of this lease.

                    (b) During January, 1983, the premises shall be appraised in the manner provided in Section (6) herein. The annual rental, beginning June 1st, 1983, shall then be equal to ten (10%) percent of the appraised value of the premises (land without improvements) and shall be in effect for a period of five years before being adjusted as herein provided. A reappraisal of the premises (in the manner provided in Section (6) herein) shall be made on or about the tenth month of the last year of each fifth year period and a subsequent adjustment shall then be made in the annual rental for each succeeding five year period during the remaining term of this lease to equal ten (10%) percent of the appraised value to the premises.

                    (c) If, during the term of the lease, a portion of the land shall be condemned or taken for a reappraisal for the purpose of adjusting the rental rate as a result of such taking. Said rental shall be paid at such place or address as may be designated by Landlord from time to time hereafter, in writing. The rentals herein specified are to be paid in legal currency of the United States of America. Any installment of rent not paid when due, shall bear interest from its due date at the rate of nine percent (9%) per annum until paid, and all monies or other sums which may become due to Landlord hereunder by reason of any of the provisions of this lease, shall be a lien upon the property, and upon all buildings, improvements and equipment which may be placed thereon. The lien hereby created and given is cumulative and is in addition to all statutory liens and rights for rent created by the laws of the State of Florida, now in force or hereafter enacted.

          (4) On any anniversary from the commencement date of this lease, the Landlord shall have the right to require the tenant to purchase the property (together with all improvements constructed by the Tenant thereon) at a purchase price equal to the appraised value (determined in accordance with Section 6 herein) of the property (land without improvements). In no event, however, shall the purchase price be less than SEVENTY THOUSAND EIGHT HUNDRED TWENTY FOUR DOLLARS ($70,824.00) during the initial ten (10) year period hereof. The appraised value of the property shall be determined by the method as described in Section (6) hereof. The right of the Landlord to require the Tenant to purchase the property shall be exercisable by the Landlord by giving the Tenant written notice of its election to require purchase at least three (3) months prior to the end of any one year anniversary date. In the event the Landlord elects to exercise the right to require purchase by the Tenant herein granted, the Landlord shall convey title to the property to Tenant by warranty Deed, free and clear of all liens and encumbrances except zoning and governmental regulations, taxes for 1982 and subsequent years, restrictions and easements of record, assessments made after the commencement date and further subject to the acts of tenant subject to the commencement date. Within thirty (30) days of the determination of the purchase price, Landlord shall furnish to Tenant, at Landlord's expense, a title insurance commitment issued by a qualified title insurer agreeing to issue to Tenant, upon recording of the aforedescribed Warranty Deed, an Owner's Policy of Title Insurance in the amount of the purchase price, insuring title of the Tenant to the property. Landlord shall bear the expense of the State of Florida excise taxes which are required to be affixed to the Warranty Deed, and the cost of recording any corrective instruments. Tenant shall bear the expense of recording the Warranty Deed. Any prepaid rents shall be prorated as of the date of closing.

          (5) Commencing on the 20th anniversary date from the commencement date hereof and on any anniversary date thereafter, the Tenant shall have the right to purchase from the Landlord the property (together with all improvements constructed by the Tenant thereon) at a purchase price equal to the appraised value of the property (land without improvements). The appraised value of the property shall be determined by the method as hereinafter described in Section
(6) hereof. The right to purchase granted to the Tenant shall be exercisable by the Tenant by giving the Landlord written notice of its election to purchase at least three (3) months prior to any one-year anniversary date subsequent to the 20th anniversary from the commencement date of this lease. In the event the Tenant elects to exercise the right to purchase the property, the Landlord shall convey title to the property to Tenant by Warranty Deed, free and clear of all liens and encumbranes except zoning and governmental regulations, taxes for 1982 and subsequent years, restrictions and easements of record, assessments made after the commencement date and further subject to the acts of tenant subject to the commencement date. Within thirty (30) days of the determination of the purchase price, Landlord shall furnish to Tenant, at Landlord's expense, a title insurance commitment issued by a qualified title insurer agreeing to issue to Tenant, upon recording of the aforedescribed Warranty Deed, an Owner's Policy of Title Insurance in the amount of the purchase price, insuring title of the Tenant to the property. Landlord shall bear the expense of the State of Florida excise taxes which are required to be affixed to the Warranty Deed, and the cost of recording any corrective instruments. Tenant shall bear the expense of recording the Warranty Deed. Any prepaid rents shall be prorated as of the date of closing.

          (6) Whenever an appraisal of the leased premises is required by the terms of this lease, said appraisal shall be by an appraiser mutually acceptable to both Landlord and Tenant, the fee for the appraiser to be paid by the Tenant. In the event the parties are unable to agree upon a single appraiser within thirty (30) days of the date an appraisal is required hereunder, then the appraisal shall be made by a board of three (3) appraisers with each party naming one (1) appraiser and the two (2) named appraisers selecting a third appraiser. The decision of a majority of this board shall be binding on the parties. The fee for the appraisers named will be borne by the parties selecting the appraiser, and the third appraiser's fee shall be split between the Landlord and the Tenant. If either of the parties shall refuse or neglect to appoint an appraiser, then the party so appointing an appraiser shall notify the other party that he must appoint an appraiser within five (5) days after receipt of such notice. If after the expiration of said five-day period the other party still has not appointed an appraiser, the party so appointing an appraiser must again notify the other party that he still remains in default through his failure to so appoint an appraiser, and after a five-day period from the date of mailing of a letter by Certified Mail, Return Receipt Requested, giving said notice, and upon such other party making the request may appoint another appraiser to act on behalf of the party so failing to appoint. The appraiser so appointed may then proceed and act in all respects as if he were appointed by the party so failing to make such appointment. In the event that two appraisers should be appointed by the parties and they fail to select a third appraiser within thirty (30) days after the selection of the last of the two appraisers, then the third appraiser shall be named by a court of competent jurisdiction.

          (7) As a part of the consideration for this lease, and in addition to the rental hereinbefore provided, Tenant shall, and it does hereby bind and pledge itself to pay, after the commencement date, all taxes, assessments or other charges of any nature and kind whatsoever, that may be levied, imposed, charged or assessed against the property, or any improvements now thereon, or which in the future may be placed thereon, by any governmental or taxing body whatsoever, excepting only such taxes or other charges as may arise from inheritance, estate, succession, or income taxes of Landlord, any other tax of Landlord due any taxing agency under any present or future law. All of the above enumerated additional obligations resting upon Tenant shall be paid promptly as they shall each severally become due and payable it being the intention of this lease and of the parties that this shall be a net lease. The Landlord shall receive all sums which may be payable to it hereunder free of all charges, damages and deductions, and the entire responsibility for the maintenance and repair of the premises shall rest with Tenant. Subject only to performance by Landlord of its covenants herein contained, this lease and the demised premises shall be carefree to the Landlord, except for the collection of rent.

          (8) In the event the Tenant shall become insolvent, bankrupt, or make any assignment for the benefit of the creditors, or if it or its interests hereunder shall be levied upon or sold under execution or other legal process, the Landlord may continue or terminate the lease, provided, that in the event this lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date or the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the nursing home plus an amount equal to the unpaid accrued rent, without acceleration, up to such date.

          (9) Upon Tenant's failure to pay an installment of rent when due or if the Tenant shall fail to observe and perform any of the other conditions, agreements or provisions of this lease, it shall be lawful thereupon, after Landlord shall have notified the Tenant, and the Tenant shall not have rectified such failure within 120 days after giving of such notice to it, for Landlord to re-enter and repossess the premises, to remove all persons therefrom, and all rights of Tenant shall immediately cease and terminate. The failure on the part of the Landlord to re-enter or repossess the premises or to exercise any of its rights hereunder upon any default, shall not be deemed a waiver of any of the terms and conditions of this lease, and shall not preclude the Landlord from the exercise of any such rights upon any subsequent occurring default or defaults. Anything herein contained to the contrary notwithstanding, if the premises are not being used as a nursing home facility under the jurisdiction of the State of Florida or other supervisory authority, then in the event of a default by Tenant, Landlord, at its option, may elect to accelerate the rents to a maximum sum equal to twelve (12) months rent plus an amount equal to the accrued but not paid rent to the date of default and bring suit for same. In the alternative, Landlord may at once terminate this lease by written notice to tenant, whereupon this lease shall expire and Landlord may re-enter and repossess the premises. Landlord's remedies shall be cumulative to any other remedies provided by law.

          (10) Tenant covenants and agrees to carry, during the term of this lease, Landlord and Tenant liability insurance in the amount of ONE MILLION DOLLARS ($1,000,000.00), all premiums to be paid by Tenant, and the policy or policies shall show the respective interests of the Landlord and the Tenant. Tenant covenants and agrees, during the term of this lease, to carry such liability insurance in such greater amounts as may be required by regulatory authorities from time to time, and to carry such greater amounts of such insurance as may reasonably be required by Landlord to reflect the fluctuations in the value of the United States dollar so that the premises shall be insured in an amount usual and customary for the then current use of the premises; provided, however, in no event shall the required insurance be more than fifteen
(15) times the appraised value of the property as determined from time to time herein.

          (11) Tenant will at all times save harmless the Landlord and the demised premises, and the improvements thereon, and all future improvements thereon, from all liens and penalties in connection with the taxes herein provided to be paid by Tenant, and from any claim or claims for curbing, paving, water pipe, sewer, culverts, drains, or other street or public improvements of any nature, or for any taxes or other assessments, including any reconstruction or repair of streets or sidewalks, and also for any and all claims for damages which may in any way arise during the term of this lease, and be or become chargeable to or payable for or in respect to said premises, and will, if requested by landlord, exhibit to Landlord, receipts showing that all taxes and any such assessments for the preceding year or years have been paid, and will, upon written application of Landlord for inspection and such use as may be proper in protecting the interest of Landlord in the premises, show written evidence of any and all such payments whenever demanded. It is expressly understood and agreed, however, that the Tenant may at its sole expense, if in good faith and upon reasonable grounds, dispute the validity of any tax assessment or other charge, lien, penalty or claim, including liens or claims of materialmen, mechanics, or laborers, or others, and defend against the same, and may in good faith, conduct any necessary proceedings to prevent and avoid the same, and the Tenant shall not, in the event of and during the bona fide prosecution of such litigation be held in default with reference to the subject matter of such litigation; provided, however, if the aggregate amount of all liens or claims which are the subject of contest or litigation, and are being contested and litigated, shall at any time equal or exceed the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), including interest, penalties and costs, the Tenant shall give to the Landlord a bond in penal sum equal to not less than one hundred twenty-five percent (125%) of the aggregate amount of all liens and claims being contested or litigated, with some surety company licensed and authorized to do business in the State of Florida and approved by Landlord, as surety, with the condition to pay all of such liens or claims, or such part thereof as shall be finally judged to be due and owing, and to save Landlord harmless therefrom and from any part thereof.

          (12) During the term of the lease, the Tenant shall at all times at its sole expense, keep all buildings and improvements situate at the premises herein demised in good order, condition and repair, and shall at all times save and keep the Landlord herein free and harmless from any and all liability occasioned by any act or neglect of Tenant, or any agent or employee of Tenant, or any tenant of said premises holding under said Tenant, or arising from any other cause whatsoever, not the direct or indirect fault of Landlord or its agents, and shall indemnify and save harmless the Landlord against any loss, costs, damage or expense arising out of or in connection with the construction or repair of any building or improvement upon said premises, and out of or in connection with any accident causing injury to any property or person or persons whomsoever, and due directly or indirectly to the condition or use of said premises, or any part thereof, by Tenant or any other person holding under said Tenant, and this provision shall extend to any and all injuries or liabilities which may arise in the event of the razing or removing of any improvements now or hereafter located upon said property.

          (13) Tenant shall at all times during the term of this lease see to the payment of all charges for sewer, water, gas, electric current, whether for power or lighting, telephone service and any and all other charges for utilities service used in, upon or about said premises.

          (14) Tenant shall have the right to construct such buildings and improvements as shall be required for its nursing home business. No such buildings and improvements, however, shall be constructed until plans for same have been reviewed and approved by Landlord, which approval shall not be unreasonably withheld. Landlord's right of approval shall extend to matters of architectural style, to the end that the improvements shall compliment existing and planned development of Landlord's contiguous and adjacent properties.

          (15) Neither the Tenant nor anyone claiming by, through or under Tenant, including contractors, subcontractors, materialmen and laborers, shall have any rights to file or place any mechanic's or materialmen's liens of any character whatsoever upon the leased property or upon any building or improvement thereon. As authorized by Section 713.10, Florida Statutes, the interest of Landlord in the property shall not be subject to liens for improvements made by Tenant, and such fact shall be disclosed of record either by recording this lease or a notice of lease disclosing such fact in the Public Records of Manatee County, Florida.

          (16) Tenant covenants and agrees to save the Landlord harmless from any damages to owners of adjoining property by reason of any changes, repairs, alterations, building or erection of any improvements now or hereafter upon said leased premises.

          (17) Tenant covenants and agrees that it will make no unlawful use of the premises, nor permit the same to be used in anywise contrary to any valid law or ordinance of the State of Florida, the County of Manatee, or any other governmental agency, and that it will keep and maintain said premises in a suitable and sanitary condition so as not to permit the same to become a public nuisance. Tenant further covenants and agrees that it will use the leased premises only for a nursing home, associated parking and service facilities, and none other, without the prior written consent of Landlord obtained and recorded in the public records of Manatee County, Florida, which consent shall not be unreasonably withheld.

          (18) Landlord hereby covenants and agrees with Tenant that it is seized in fee simple of the leased premises and that the same arm free of all liens and encumbrances, except taxes for the current year; that conditioned upon the Tenant's observance and performance of the obligations entered into upon its behalf, Landlord will warrant to Tenant peaceable possession and enjoyment of the leased premises against any person or persons whomsoever, claiming in any manner by, from, through, or under Landlord.

          (19) Upon the payment of rent as herein stipulated and upon the prompt performance of all of the other terms and conditions hereof provided by the Tenant to be kept and performed, the Tenant shall have undisturbed and peaceable possession of the leased premises for the term herein set forth.

          (20) Upon the termination of this lease, either due to the breach of any covenant herein set forth or to the expiration of the same at the end of the term hereof, then in either event all buildings and improvements of whatsoever nature at that time standing upon the premises herein demised and leased shall become and remain the sole and absolute property of the Landlord.

          (21) If the entire leased premises shall be taken under the exercise of the power of eminent domain by any competent governmental authority, this lease shall terminate as of the date of such taking; and in that event, the rentals due hereunder shall be apportioned between the Tenant. If less than the entire leased premises shall be taken under the exercise of the power of eminent domain, this lease shall not terminate but shall continue in full force and effect as to the remaining portion of the leased premises and the rents thereafter due shall be adjusted as provided in Section (3) hereof and the lease shall not otherwise be affected thereby. If either the entire leased premises or only a part thereof are so taken, the Tenant shall receive the amount awarded for necessary repair or reconstruction of the building, loss of future business and business interruption, and the Landlord shall receive the portion of the award for the taking of the land and damages to the residue of the property.

          (22) The Landlord may, at any time pending a suit based upon this lease, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver of the leased property, including all the income profits and revenues from whatever source derived. Such appointment shall be made by such court as an admitted equity and a matter of absolute right to said Landlord. Such rents profits, income and revenues shall be applied by such receiver against the rental herein provided.

          (23) It is understood and agreed that all covenants, terms and conditions of this lease extend to and are binding upon the successors, heirs, personal representatives and assigns of each and both of the parties hereto.

          (24) It is further covenanted and agreed by and between the parties hereto that in case the Landlord shall, without any fault on its part, be made a party to any litigation commenced by or against the Tenant, the Tenant shall be and is under the obligation to defend, at Tenant's expense, the Landlord in such litigation, with the right of Landlord at its expense, to furnish additionally such defense thereto as Landlord may wish.

          (25) The Tenant shall not assign this lease nor any rights thereunder, nor shall Tenant sublet any portion of the premises herein described, without the prior written consent of Landlord, however, such consent shall not be unreasonably withheld. It is acknowledged that part of the consideration for this lease is the continued operation of a nursing home on the demised premises, and this provision shall be liberally construed to fulfill this purpose. Also, this clause shall not prohibit Tenant from mortgaging the leasehold interest without the prior consent of Landlord.

          (26) It is understood by the parties hereto that an original and one copy has been executed by each the Landlord and Tenant, and each and all of said signed copies shall be considered and shall constitute originals hereof.

          (27) Wherever the term Landlord or Tenant is used herein, it shall include the masculine, feminine, neuter, singular, plural, corporation or individual, and either sex.

          (28) This lease or a "Notice of Lease" executed in recordable form may be recorded in the public records of Manatee County, Florida, at the expense of Tenant. In the event a Notice of Lease is recorded, the notice shall include the following: Pursuant to Section 713.10, Florida Statutes, the lease provides that the interest of the Landlord shall not be subject to liens for improvements made by the Tenant.

          (29) Should Tenant fail to comply with any term in this lease, then Landlord may, but shall not be obligated to effect such compliance without thereby waiving a default, and any and all costs incurred by Landlord in connection therewith shall be due and payable forthwith to Landlord with interest at the rate of nine percent (9%) per annum.

          (30) In connection with any litigation arising out of this lease, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees for such litigation and any subsequent appeals.

          (31) The waiver by Landlord of any breach of any term hereof shall not be deemed to be a waiver of such term or any subsequent breach of the same or any other term. Subsequent acceptance of rent by Landlord shall not be deemed a waiver of any preceeding breach by tenant of any term other than the failure of tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceeding breach at the time of acceptance of such rent. No provision of this lease shall be deemed waived by Landlord unless such waiver be in writing signed by Landlord.

          (32) Landlord may, during the term of the lease, enter to inspect the demised premises, or to make any alterations or repairs that may be necessary for its safety or preservation if same are not made by Tenant as required, and may show the premises to others, all such entry to be at reasonable times and upon reasonable notice to Tenant.

          IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

Signed, sealed and delivered                BRADENTON CARE CENTER, LIMITED
in the presence of:


/s/ Dan Johnson                             By: /s/ Robert Roskamp
----------------------------                    --------------------------------


/s/
----------------------------


Attest:
       ---------------------


Signed, sealed and delivered                ALPHA MEDICAL LAND CORP.
in the presence of:


/s/ Grace Lord                              By: /s/ John D. Lehman
----------------------------                    --------------------------------


/s/ Evelyn E. Culler
----------------------------


Attest:
       ---------------------

STATE OF FLORIDA
COUNTY OF Manatee

          Before me, the undersigned authority, personally appeared, Robert Roskamp, General Partner of Bradenton Care Center Limited, and John Lehman M.D. the Vice President of Alpha Medical Land Corp., and this day acknowledged before me that they executed the foregoing instrument, as such partner and officer, for the uses and purposes therein expressed.

[SEAL]


/s/ Verna Becton                       Notary Public, State of Florida of Large
--------------------------             My Commission expires August 18, 1984
     Notary Public                     Commission Expiration Date
     June 1, 1982

Commence at the NE corner of the SW 1/2 of Section 32. Township 34 South, Range 17 East, Hanatee County, Florida; thence 11 89 DEG. 06'll" W, along the centerline of 17th Street West, 1265.62 feet; thence S 00 DEG. 41'_2" W, 70.62 feet to the South Right-of-Way Line of said 17th, Street West for the Point of Beginning; thence continue S 00 DEG. 41'02" W, 441.65 feet to the North Right-of-Way Line of a private road; thence N 89 DEG. 18'53" W, along said North Right-of-Way Line, 46.84 feet to the P.C. of a curve, concave to the Northeast, having a radius of 265;D feet and delta angle of 46 DEG. 07'50" thence Northwesterly, a1ong the arc of said curve, 213.36 feet to the P.T. of said curve; thence E 43 DEG. 11'05" W, 156.25 feet to the P.C. of a curve, concave to East, having a radius of 20.0 feet and delta angle of 90 DEG.; thence Northeasterly, along the arc of said curve, 31.42 feet to the P.T. of said curve; then N 46 DEG. 48'52" E, along the Easterly Right-of-Way Line of aforesaid 17th, Street West, 71.6_ feet to the P.C. of a curve, concave to Southeast, having a radius of 705.0 feet and delta angle of 27 DEG. 44'11"; thence Northeasterly, along the arc of said curve 342.74 feet to the Point of Beginning. The above lying in Section 32, Township 34 South, Range 17 East, Manatee County, Florida, Contains 2.36 acres, more or less.

FOR: ALPHA MEDICAL LAND CORPORATION
    C/O Ms. BETTON

DATE: 4-7-82

SURVEYOR'S CERTIFICATE:

     I, THE UNDER SIGNED REGISTERED LAND SURVEYOR, DO HEREBY CERTIFY THAT THIS PLAT IS A TRUE REPRESENTATION OF THE LANDS DESCRIBED AND SHOWN HEREON TO THE BEST OF MY KNOWLEDGE AND BELIEF.

                                                                          (SEAL)


                                                    BY: /s/ George A. Rapinall
                                                        ------------------------
                                                        ________________________
                                                        REGISTERED LAND SURVEYOR
                                                        FLORIDA CERT. NO. 1512

                            AMENDMENT TO LEASE AGREEMENT

     THIS AMENDMENT to Lease Agreement made and entered into this 18th day of October 1982, by ALPHA MEDICAL LAND CORPORATION, a Florida corporation, hereinafter called "Landlord", and BRADENTON CARE CENTER, LTD., a Florida Limited Partnership, d/b/a Carol Lou Mora Care Center, hereinafter called "Tenant".

                                   WITNESSETH:

     WHEREAS, the parties executed a Ninety-Nine Year Lease dated the 1st day of June, 1982, concerning the following property in Manatee county, Florida:

     Real Property described on the exhibit marked Exhibit A, which was attached to the agreement dated the 1st day of June, 1982, and made a part thereof.

For a term of ninety-nine years, commencing on the 1st day of June, 1982, and

     WHEREAS, the parties have mutually agreed to modify the terms of said lease,

     NOW THEREFORE, in consideration of the mutual agreements of the parties hereto, it is agreed as follows:

     1. The parties hereby agree that the Landlord shall lease and demise to Tenant and Tenant shall lease from Landlord the real estate situated in Manatee County, Florida described as follows, to wit:

     The property as described on Exhibit A and attached hereto and made a part hereof.

     2. It is covenanted and agreed between the Landlord and Tenant that the Tenant shall have the right to mortgage or convey by any other instrument adequate for the purpose of securing any actual bona fide debt, this lease or the leasehold interest of the Tenant created by it together with all its right and interest in the buildings and improvements now on or hereafter to be placed upon the within described premises.

     In the event of any breach or default of any of the covenants, terms or conditions of this lease by the Tenant, the holder of such mortgage or other instrument above provided for, may before forfeiture make any and all payments and do and perform all acts or things which may be necessary or required to prevent a forfeiture of said lease, and shall thereby and thereupon be subrogated to all the rights of the Tenant under the lease. In furtherance of this provision, the Landlord covenants and agrees that if the holder of any said mortgage or other instrument above referred to notifies said Landlord in writing that such mortgage or other instrument has been executed and delivered by Tenant to it, then the Landlord will notify the said holder in writing of any breach or default by Tenant. Said holder shall thereupon have thirty (30) days from receipt of such notice in which it may at its option and in its discretion elect to do those acts, as above provided, necessary or required to prevent a forfeiture of this lease. If said holder so elects and notifies Landlord and Tenant in writing of its election, then said holder shall acquire all right, title and interest of Tenant under this lease, including the option to purchase as above provided. In such event, Tenant agrees to execute and deliver to said holder such assignment or other document as may reasonably be necessary or required to give effect to this provision.

     Notwithstanding all other provisions contained herein, in the event of any breach or default by Tenant of any of the covenants, terms, and conditions of any mortgage given by Tenant as permitted above, Landlord shall, at its option, have the right to pay in full the outstanding principal balance, accrued interest, costs, and attorney's fees owed to the mortgagee, and mortgagee shall then assign its note and mortgage and all of the rights under this lease to Landlord without recourse. In furtherance of this provision, any mortgagee hereunder covenants and agrees to notify Landlord in writing that its mortgage is in default by Tenant. Landlord shall then have 10 days from receipt of said notice from mortgagee to exercise its option to purchase the note and mortgage of mortgagee without recourse, and 20 more days after giving mortgagee written notice of its election to purchase the note and mortgage to close the purchase. If Landlord shall fail to comply with these provisions completely and in a timely manner, any rights granted to Landlord under this paragraph shall expire.

     However, the mortgagee or other holder above referred to shall in no way be liable to the Landlord for the payment of any rents or for the performance of any other covenants, terms or conditions of or under this lease until such time as it shall acquire, by conveyance from the Tenant, or by foreclosure or otherwise as provided by law or by the terms of the mortgage, other instrument or this lease, all the right, title and interest of the Tenant under this lease, but in such event such mortgagee or other holder shall be bound by the terms of this lease to the same extent as the Tenant had it retained its interest thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed in their respective names, the day and year first above written.

Signed, sealed and delivered              BRADENTON CARE CENTER LTD.,
in the presence of:                       a Florida Limited Partnership,
                                          d/b/a CAROL LOU MORA CARE CENTER


/s/                                       By: /s/ Robert G. Roskamp
--------------------------------              ----------------------------------
                                          Robert G. Roskamp, General Partner


/s/ Philip E. Piney
--------------------------------


                                          ALPHA MEDICAL LAND CORPORATION,
                                          a Florida Corporation,
                                          General Partner


/s/                                       By: /s/ Walter B. Graham
--------------------------------              ----------------------------(SEAL)
                                          Walter B. Graham, M.D.
                                          President


/s/ Philip E. Piney
--------------------------------

STATE OF FLORIDA
COUNTY OF MANATEE

     The Foregoing instrument was acknowledged before me this 18th day of October, 1982, by Robert C. Roskamp, as General Partner of Bradenton Care Center Ltd., a Florida limited partnership, d/b/a Carol Lou Mora Care Center, on behalf of the limited partnership.


                                          /s/ Sandra T. Baldwin
                                          --------------------------------(SEAL)
                                          Notary Public
                                          My Commission Expires: 4-28-84

STATE OF FLORIDA
COUNTY OF MANATEE

          The foregoing instrument was acknowledged before me this 18th day of October, 1982, by Walter B. Graham, M.D., as President of Alpha Medical Land Corporation, a Florida corporation, on behalf of said corporation, as a general partner of Bradenton Care Center Ltd., a Florida limited partnership, d/b/a Carol Lou Mora Care Center, and on behalf of the limited partnership.


                                          /s/ Sandra T. Baldwin
                                          --------------------------------(SEAL)
                                          Notary Public
                                          My Commission Expires: 4-28-84

Commence at the Northeast corner of the Southwest 1/4 of Section 32, Township 34 South, Range 17 East, Manatee County, Florida; thence N89 DEG. 29'01" W. along the north line of said Southwest 1/4, a distance of 855.62 feet; thence S00 DEG. 16'17" W. a distance of 42.00 feet to a point on the. southerly right of way line of 17th Avenue West, for a point of beginning; thence N89 DEG. 29'01" W., along said southerly right of way Line, a distance of 210.62 feet to the P.C. of a curve concave to the Southeast, having a radius of 708.00 feet; thence southwesterly along the arc of said curve, through a central angle of 44 DEG. 04'57" an arc distance of 544.72 feet to the P.T. of said curve; thence S46 DEG. 26'02" W., along said 17th Avenue West right of way line, a distance of 81.77 feet; thence S43 DEG. 33'58" E., parallel to the centerline of an existing access road and 30.00 feet northerly therefrom, a distance of 300.52 feet; thence S89 DEG. 43'43" E., a distance of 533.24 feet to the P.C. of a curve, concave to the south, having a radius of 1131.21 feet; thence easterly, along the arc of said curve, and through a central angle of 01 DEG. 05'42", an arc distance of 21.62 feet; thence N00 DEG. 16'17" E., a distance of 470.01 feet to the point of beginning. Containing 6.73 acres, more or less; all lying and being in Section 32, Township 34 South, Range 17 East, Manatee County, Florida.

LESS THE FOLLOWING:

Commencing at the Northeast corner of the SW 1/4 of section 32, Township 34 South, Range 17 East, Manatee County, Florida, proceed North 89 DEG. 29'01" West along North line of said SW 1/4 a distance of 855.62 feet for P.O.B. Thence continue North 89 DEG. 29'01" West along said line a distance of 410.00 feet; Thence South 00 DEG. 16'17" West a distance of 513.56 feet to the intersection of the Northerly boundary right-of-way of a 60 foot wide road; Thence South 89 DEG. 44'43" East along said right-of-way a distance of 388.38 feet to the P.C. of a curve concave to the right; Thence Southeasterly along the arc of said curve to the right having a radius of 1131.21 feet and a central angle 01 DEG. 04'00" a distance of 21.62 feet; Thence North 00 DEG. 16'17" East a distance of
512.01 feet to the P.O.B., being and lying in Section 32, Township 34 South, Range 17 East, Manatee County, Florida, LESS AND EXCEPT land deeded to the City of Bradenton, Florida, under deed recorded in Official Records Book 849, Page 120, Public Records of Manatee County, Florida, more properly described as:

Commence at the NE corner of the SW 1/4 of Section 32, Township 34 South, Range 17 East, Manatee County, Florida; Thence N89 DEG. 29'01" W. along the North line of said SW 1/4 a distance of 855.62 feet for a Point of Beginning; Thence S00 DEG. 16'17" W. a distance of 42.00 feet to a point on the Southerly right-of-way of proposed 17th Avenue West; Thence N89 DEG. 29'01" W. a distance of 210.62 feet to the P.C. of a curve to the left having a radius of 708.00 feet; Thence Southwesterly along the arc of said curve to the left, having a central angle of 16 DEG. 20'45" a distance of 201.98 feet; Thence N 00 Deg. 16'17" E. a distance
70.62 feet to a point on the North line of said SW 1/4; Thence S89 DEG. 29'01"
E. a distance of 410.00 feet to the Point of Beginning; being and lying in
Section 32, Township 34 South, Range 17 East, Manatee County, Florida. Containing 0.44 acres, more or less.

PARCEL B

                              ESTOPPEL CERTIFICATE

     Walter B. Graham, being duly sworn, hereby deposes and says:

     1. I am the President of Alpha Medical Land Corporation, a Florida corporation ("Landlord"), with an address c/o Gregory J. Porges, Harllee, Porges, Hamlin, Knowles, Bald & Prouty, P.A., 1205 Manatee Avenue West, Bradenton, FL 34205, and am duly authorized to execute and deliver this instrument on behalf of Landlord. I have knowledge of the facts and statements set forth herein

     2. Landlord is the landlord under that certain Ninety-Nine Year Lease dated June 1, 1982, made by Landlord and Bradenton Care Center, Limited, as the predecessor in Interest to Ventas Realty, Limited Partnership ("Tenant"), as tenant. A true, accurate and complete copy of such lease, together with any amendments, supplements and additions thereto, is attached hereto as Exhibit A (said lease, as amended, collectively, the "Lease"). Such NinetyNine Year Lease was recorded on October 18, 1982 in the office of the Clerk for Manatee County, Florida, in O.R. Book 1036, Page 1725 and the Amendment to Lease Agreement attached hereto was recorded on October 18, 1982 in the aforesaid office in O.R. Book 1036, Page 1736.

     3. The Lease covers premises commonly known as Casa Mora Rehab & Extended Care, 1902 49th Street West, Bradenton, Florida 34209 (Vencor Facility No.
1217), as more specifically described therein (the "Premises").

     4. The Lease is in full force and effect, and Tenant has accepted, and is in possession of, the Premises. Base rent has been paid through April 30, 2001.

     5. Landlord has given no notice of default to Tenant, and, to the best knowledge of Landlord, Tenant is not in default under any obligations to be performed by Tenant under the Lease and no conditions exist which, with the giving of notice and/or passage of time, would constitute a Tenant default under the Lease. Landlord has not received any notice of default from Tenant, and, to the best knowledge of Landlord, Landlord is not in default under any obligations to be performed by Landlord under the Lease and no conditions exist which, with the giving of notice and/or passage of time, would constitute a Landlord default under the Lease.

     6. Landlord has previously executed that certain Consent and Estoppel Certificate dated June 1, 2000, a copy of which is attached hereto as Exhibit B. Such Certificate granted consent to a mortgage by Tenant of the leasehold estate created by the Lease and a sublease of the Premises to Kindred Healthcare Operating, Inc. (fka Vencor Operating, Inc.) and Kindred Healthcare, Inc. (fka Vencor, Inc.) (collectively, the "Subtenant"), whose address is 680 South Fourth Avenue, Louisville, Kentucky 40202-2612.

     7. Subtenant has requested that Landlord furnish this Estoppel Certificate for and on behalf of Landlord in connection with a subleasehold mortgage loan. Landlord is furnishing this Estoppel Certificate to induce Morgan Guaranty Trust Company of New York, whose address is 60 Wall Street, New York, New York 10260, Attention:
Houston Stebbins, as Collateral Agent for various lenders, to make loans secured, in part, by a subleasehold mortgage on the Premises and to induce First American Title Insurance Company to issue its policy of title insurance with respect to the Premises.

     IN WITNESS WHEREOF, the undersigned has executed this Estoppel Certificate as of the 25th day of July, 2001.

                                         Alpha Medical Land Corporation,
                                         a Florida corporation


                                         /s/ Walter B. Graham
                                         ---------------------------------------
                                         By: Walter B. Graham, M.D.
                                         Its: President

State of Florida
County of Manatee

     The foregoing instrument was acknowledged before me this 25th day of July, 2001 by Walter B. Graham, M.D., President of Alpha Medical Land Corporation, a Florida corporation, on behalf of such corporation. He is personally known to me
or has produced                                                (type of
                ----------------------------------------------
identification) as identification.


                                         /s/ Doreen B. Alcorn             (SEAL)
                                         -------------------------------
                                         Notary Public

(SEAL) ____________________________      My commission expires
       My Commission ________                                  -----------------
       Expires June 25, ____

                                    EXHIBIT H

                 Form of Casa Mora Ground Lessor Consent Letter

                   [ALPHA-MEDICAL LAND CORPORATION LETTERHEAD]

                                  June     , 2003
                                       ----

Ventas Realty, Limited Partnership
4360 Brownsboro Road
Suite 115
Louisville, Kentucky 40207

WKTM-Florida, LLC
c/o Senior Health Management, LLC
100 2nd Avenue South
Suite 901S
St. Petersburg, FL 33701

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

Kindred Healthcare, Inc.
Kindred Healthcare Operating, Inc.
680 S. 4th Avenue
Louisville, Kentucky 40202

FI - Casa Mora, LLC
c/o Senior Health Management, LLC
100 2nd Avenue South
Suite 901S
St. Petersburg, FL 33701

Senior Health Management, LLC
100 2nd Avenue South
Suite 901S
St. Petersburg, FL 33701

Re: Casa Mora Rehab & Extended Care, 1902 59th Street West, Bradenton, FL 34209 (Ventas Facility No. 1217) (the "Facility")

Gentlemen:

     Alpha Medical Land Corporation ("Landlord") is the owner and ground lessor of the property (the "Leased Property") that is described in that certain Ninety-Nine Year Lease between Landlord and Bradenton Care Center, Limited ("BCCL") dated June 1, 1982 and recorded on October 18, 1982 in the office of the Clerk for Manatee County, Florida, in O.R. Book 1036, Page 1725, as amended by the Amendment to Lease Agreement dated and recorded on October 18, 1982 in the aforesaid office in O.R. Book 1036, Page 1736, the Tenant's interest in said amended lease being presently held by Ventas Realty, Limited Partnership ("Ventas") pursuant to an Assignment and Assumption of Lease between Personacare of Bradenton, Inc., successor to BCCL, as assignor and Ventas as Assignee dated August 23, 1999 and recorded in the aforesaid office on September 17, 1999 in O.R. Book 1610, Page 1288 and the Consent and Estoppel Certificate dated June 1, 2000 and recorded at [___] (collectively, the "Lease"). The Leased Property was subleased by Ventas to Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. pursuant to a sublease dated as of April 20, 2001 (the "Sublease").

     We understand that the following transactions are contemplated, none of which will result in a change to the present use of the Leased Property and
Facility:

(a) Ventas intends to convey and assign to Kindred Nursing Centers South, LLC ("Kindred") all of Ventas' right, title and interest in, to and under the aforesaid Lease and Leased Property and in and to the above referenced Facility;

(b) simultaneously with the conveyance and assignment in clause (a), Ventas, Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. intend to terminate the aforesaid Sublease as it applies to the Leased Property and the above referenced Facility;

(c) Kindred intends to sublease the Leased Property and such Facility to FI - Casa Mora, LLC, a Florida limited liability company (the "New Operator");

(d) the New Operator intends to enter into a management agreement with Senior Health Management-Gold Coast, LLC, a Florida limited liability company, relative to such ground leased property and Facility;

(e) subsequently, Kindred intends to convey and assign to WKTM-Florida, LLC, a Delaware limited liability company (the "Acquiror"), all of its right, title and interest in, to and under the Lease and in and to such Facility;

(f) simultaneously with the conveyance and assignment described in clause (e), Acquiror intends to mortgage all of its right, title and interest in, to and under the Lease and Leased Property and in and to the above referenced Facility, to CapitalSource Finance LLC to secure the acquisition financing provided in connection with such transaction; and

(g) simultaneously with the conveyance and assignment described in clauses (e) and (f), Acquiror intends either to (1) sublease the Leased Property and such Facility to New Operator, or in the alternative, (2) sublease the Leased Property and such Facility to a wholly owned subsidiary (the "Acquiror Sub"), which would then further sub-sublease the Leased Property and such Facility to New Operator.

     Pursuant to your request, and provided and on the understanding that neither Ventas nor Kindred shall be released from their liabilities under the Lease, Landlord hereby consents to the foregoing transactions.

     Landlord hereby confirms that (i) the Lease is in full force and effect,
(ii) the documents described in the above definition of the Lease constitute the entire agreement of the parties and there have been no amendments to the Lease except as described in the above definition, (iii) Ventas has not exercised its otion in the Lease with respect to the purchase of the Leased Property by the tenant, (iv) the current monthly rental under the Lease is $4,570.63 and rent has been paid through June 30, 2003, (v) there is no uncured default by the tenant under the Lease and (vi) neither party to the Lease has made any demands or claims against the other under the Lease which are unresolved at this date.

                                       Very truly yours,

                                       Alpha-Medical Land Corporation


                                       By:
                                          --------------------------------------
                                          Lawrence J. Lieberman, M.D., President

                                   SCHEDULE 1

                            Environmental Disclosure

Asbestos Operations and Maintenance Programs

Seller currently has the following asbestos operations and maintenance programs in effect at the Facilities:

1. Operations and Maintenance Program for Asbestos Containing Material, H-9114, sent to Dominic Marco of Spector, Gadon & Rosen, P.C. and Steve Horowitz of Cleary, Gottlieb, Steen & Hamilton by Richard E. Myers of Kindred on June 17, 2003.

                                   SCHEDULE 2

             Storage Tanks and Transformers Containing Leaking PCB's

Storage Tanks

There are underground storage tanks at the following facilities:

Carrolwood Care Center
Waldemere Place
Windsor Woods Convalescent Center
Bay Pointe Nursing Pavilion
Rehab Center of the Palm Beaches

Electrical transformers containing PCB's that are leaking

None.

                                   SCHEDULE 3

                        Diligence Matters - Florida SNFs

1. a) Title Documents

Fac. 1233 - Title Insurance Commitment dated April 8, 1998

Fac. 245 - Owner's Title Insurance Policy dated August 4, 1994

Fac. 372 - Title Insurance Commitment dated May 4, 1998

Fac. 1217 - Title Insurance Commitment dated April 3, 1998

Fac. 637 - Owners Title Policy dated July 1, 1995

Fac. 124 - Owner's Title Policy dated November 13, 1992

Fac. 1220 - Owner's Title Policy dated April 5, 1995

Fac. 1218 - Title Insurance Commitment dated April 9, 1998

Fac. 246 - Leasehold Title Policy dated July 11, 1996

Fac. 1232 - Title Insurance Commitment dated April 9, 1998

Fac. 837 - Owner's Title Policy dated September 4, 1991

Fac. 836 - Owner's Title Policy dated September 3, 1993

Fac. 125 - Owner's Title Policy dated February 26, 1993

Fac. 117 - Owner's Title Policy dated September 3, 1993

Fac. 181 - Owner's Title Policy dated August 30, 1993

Fac. 268 - Owner's Title Policy dated March 13, 1995

Fac. 610 - Owner's Title Policy dated October 4, 1991

Fac. 115 - Owner's Title Policy dated December 30, 1997

1. b) Survey Documents

Fac. 1233 - Boundary and Improvement Survey dated April 21, 1998 by American Surveying Company, Inc.

Fac. 245 - Boundary Survey dated June 22, 1993 by C. Fred Deuel and Associates, Inc.

Fac. 1217 - Boundary and Improvement Survey dated May 2, 1998 by American Surveying Company, Inc.

Fac. 637 - Special Purpose Survey dated May 14, 1996 by Coffin & McLean Assoc., Inc.

Fac. 1220 - Boundary and Improvements Survey dated April 9, 1998 by American Surveying Company, Inc.

Fac. 1218 - Survey dated May 7, 1998 by Caribbean Land Surveyors, Inc.

Fac. 246 - Boundary Survey dated December 14, 1994 by Germaine Surveying Inc.

Fac. 1232 - Survey dated April 28, 1998 by Caribbean Land Surveyors, Inc.

Fac. 837 - As-built Survey dated February 13, 1991 by Lee County Engineering
Inc.

Fac. 836 - Building Addition Overall Site Plan dated February 28, 1992 by Landmark Engineering & Surveying Corporation

Fac. 117 - Boundary and Building Location Survey dated September 9, 1977 by Mosby Engineering Associates, Inc.

Fac. 268 - Survey dated April 14, 1993 by Alligator Surveying, Inc.

Fac. 610 - Boundary and Improvement Survey dated April 6, 1990 by Keith and Schnars, P.A.

Fac. 115 - Survey dated August 4, 1997 by F.R.S. & Associates, Inc.

c) Environmental

Fac. 1217 - Phase I Environmental conducted December 9, 1994 by Cierra Inc.

Fac. 637 - Level I Environmental Site Assessment conducted December 11, 1992 by Environmental Resources Management-South, Inc.

Fac. 837 - Level I Environmental Property Audit conducted February 7, 1991 by ERMNorthwest, Inc.

Fac. 836 - Asbestos Survey Report dated September 6, 1996 by Law Engineering and Environmental Services, Specifications for Asbestos Abatement dated December 5, 1996 by Gaudet Associates, Inc.

Fac. 181 - Phase I Environmental Assessment dated April 27, 1993 by Environmental Enterprise Group, Inc.

Fac. 268 - Phase I Environmental Site Assessment dated February 22, 1995 by Ardaman & Associates, Inc.

d) Underground Storage Tanks

Fac. 117 - Tank Removal Closure Assessment dated June 1998 by Ogden Environmental and Energy Services Co., Inc.

Fac. 181 - Tank Removal Closure Assessment dated July 1998 by Ogden Environmental and Energy Services Co., Inc.

Fac. 245 - Site Rehabilitation Completion Order dated July 27, 1999 - Ogden Environmental and Energy Services Co., Inc. in conjunction with FL Dept. of Environmental Protection

Fac. 372 - Tank Removal Closure Assessment dated July 1998 by Ogden Environmental and Energy Services Co., Inc.

1. e) Miscellaneous Documents

Fac. 115 - Special Warranty Deed dated December 23, 1997 and mesne Deeds (last source deed Vencor Operating, Inc. -> Vencor Nursing Centers East, L.L.C.) dated April 30, 1998 and recorded September 28, 1999 as Document No. 99-391116, O.R. Book 11370, Pg. 1184

Fac. 246 - Lease Agreement by and between First Healthcare Corporation as Lessee and Fairhaven South, Inc. as Lessor dated July 1, 1996 and mesne Assignments and Assumption of Leases (First Healthcare Corporation -> Vencor Healthcare, Inc.; Vencor Healthcare, Inc. -> Vencor Operating, Inc.; Vencor Operating, Inc. -> Vencor Nursing Centers East, L.L.C.) dated April 30, 1998

Fac. 610 - Mesne Deeds (last source deed Vencor Operating, Inc. -> Vencor Nursing Centers East, L.L.C.) dated April 30, 1998 and recorded May 12, 1998 as Document No. 98-175242, O.R. Book 10396, Pg. 880

Fac. 637 - Reciprocal Easement Agreement by and between Nationwide Care, Inc. and Evergreen Woods, Ltd. dated August 16, 1996 and recorded August 28, 1996 in Hernando County, Florida, File No. 96-031971, Book 1083, Pg. 1551

Fac. 1217 - Ninety-Nine Year Lease by and between Alpha Medical Land Corp. as Landlord and Bradenton Care Center, Limited as Tenant dated June 1, 1982, Amendment dated October 18, 1982 and Assignment and Assumption of Lease (PersonaCare of Bradenton, Inc. -> Ventas Realty, Limited Partnership) dated August 23, 1999

Additional Documentation Provided - For all FL facilities unless specifically noted

Agency for Health Care Administration ("AHCA")/Surveys for the Florida facilities-

          Surveys (Doc. No. 2567), Plans of Correction and various correspondence for 2002

          Surveys (Doc. No. 2567), Plans of Correction and various correspondence for 2001

          Surveys (Doc. No. 2567), Plans of Correction and various correspondence for 2000

Survey Issues - Fac. 246 (documentation re: AHCA Survey conducted July 11-12, 2002 resulting in State Class I Citation); Fac. 372 (documentation re: AHCA Complaint Survey conducted June 18, 2002 resulting in State Class I Citation), Fac. 1218 (documentation re: AHCA Complaint Investigation conducted April 1, 2002 about an attempt to close facility's vent. unit), Fac. 1233 (documentation re: AHCA Complaint Investigation conducted October 8, 2002 resulting in State Class I Citation);

Inventory of Personal Effects (upon patient admission - time period not specific)

Florida Depository Bank Account Reconciliation (May 2002 - October 2002 and December 2002 - March 2003) - Bank of America Acct. No. 3751033080

Medicare Credit Balance Report Certification for Calendar Quarter Ended 9/30/02

Kindred AR Aging Trends (AR198) for subject Florida facilities - November 2002

Kindred Accounts Receivable Summary (AR195) for subject Florida facilities - November 2002, April 2003

Kindred General Ledger Balancing (reconciliation of detail AR to General Ledger Accounts for Florida facilities) - November 2002

Kindred Aged 360 Accounts Receivable Analysis (AR360) - June 2002, November 2002, May 2003, June 2003

Kindred Balance Sheet by facility - Year End Final Close 2001, Calendar 2001 vs. November 2002, As of April 2003

Current Kindred Manage Care Rates - central Florida summary

Master Lease Agreement #4 dated as of April 20, 2001

Medicare Cost Reports -

          Annual reporting period ended 6/30/01 - Fac. 115, 117, 181, 124, 125, 245, 246, 268, 372, 610, 637, 836, 837, 1217, 1218, 1220, 1232, 1233

          Annual reporting period ended 6/30/02 - Fac. 115, 117, 181, 124, 125, 245, 246, 268, 372, 610, 637, 836, 837, 1217, 1218, 1220, 1232, 1233

Medicaid Cost Reports -

          Annual reporting period ended 5/31/01 - Fac. 115, 117, 124, 125, 245, 246, 268, 610, 836, 837

          Annual reporting period ended 5/31/02 - Fac. 115, 117, 124, 125, 245, 246, 268, 610, 836, 837

          Annual reporting period ended 7/31/01 - Fac. 181, 372, 637, 1217, 1218, 1220, 1232, 1233

          Annual reporting period ended 7/31/02 - Fac. 181, 372, 637, 1217, 1218, 1220, 1232, 1233

Kindred 2001 Benefits - Open Enrollment Guide for Full-time Health Services Employees along with Health Insurance Claims Analysis by facility for Florida facilities (August 2000 - September 2002)

Vencor Human Resources Reference Guide (1998)

Vencor Human Resources Policy and Procedure Manual (Nursing Center) - not dated

Vencor Employee Handbook (CC/HR97-015) - not dated

STARS Report - 5 yr. Worker's Compensation Claims Loss History (as of 9/30/02) for Florida facilities

Kindred Average Daily Census Trend by facility - 1999, 2000, 2001, 2002

Medicaid Reimbursement Per Diem Rates - Effective 7/1/02 and Effective 1/1/03

Kindred Nursing Center Operations G/L Labor Report (March 2003), May 2002 and May 2003 EEOC Matters -

     Synopsis of Charges of Discrimination: Fac. 1233 - Virgil Beckford (filed 12/12/02 - open), Elizabeth Pitt (filed 11/29/01 - open), Josette Robinson (filed 9/25/02 - open); Fac. 245 - Joyce Boone (filed 2/10/03 - open), Joyce Boone (2) (filed 3/31/03 - open); Fac. 610 - Ronalde Battist (filed 5/6/03 - open); Fac. 836 - Yasmina Garcia (filed 10/15/01 - open), Ana L. Lecaros (filed 4/11/02 - open); Fac. 125 - Tamika R. Ganzy (filed 2/17/03 - open) Litigation: Fac. 837 - Linda Leccese, Plaintiff (filed 12/6/02 -
     open); Fac. 1217 - Caroline Waldron, Plaintiff (filed 5/30/02 - open)

Union Information - Ken Hurley's 1/8/03 memo and collective bargaining agreements with SEIU 1199 Florida for Fac. 115 (12/1/02-11/30/05) and 125 (7/1/02-11/30/05), Tampa (#836) Rehab Wage Proposal with SEIU Local 1199 FL dated 5/30/03 and Titusville (#125) Wage & Scale Increase Proposal with SEIU Local 1199 FL dated 5/20/03

Bonds - Continuous until cancelled

     Safeco Patient Trust Fund Bond - Fac. 115 ($65k), 117 ($110k), 124 ($75k), 125 ($100k), 181 ($50k), 245 ($90k), 246 ($25k), 268 ($50k), 372 ($60k),
     610 ($100k), 637 ($25k), 836 ($75k), 837 ($50k), 1217 ($85k), 1218 ($100k),
     1220 ($60k plus $5k for assisted living), 1232 ($40k), 1233 ($80k)

     Agency for Health Care Administration Leased Nursing Home Surety Bond - Fac. 117 ($791,497), 124 ($652,190), 125 ($808,966), 181 ($411,988), 245
     ($828,623), 246 ($585,490), 268 ($782,682), 372 ($774,578), 637 ($365,072),
     836 ($951,652), 837 ($665,079), 1217 ($1,232,424), 1218 ($1,038,976), 1220
     ($620,408), 1232 ($784,848), 1233 ($597,499)

     Safeco Utility Payment Bond - Fac. 117 (Peoples Gas System, Inc. - $1k), 124 (Florida Power & Light Company - $7,690), 181 (Withlacoochee River Electric Cooperative, Inc. - $15k), 268 (Florida Power & Light Company - $11,500), 372 (Tampa Electric Company - $15k), 836 (Tampa Electric Company
     - $17,450),

     Safeco Surety Bond - Fac. 124 (Florida Public Utilities Company $2,700), 1233 (Florida Power Corporation - $8,645)

Insurance Policies -

          Storage Tank Pollution Liability - Aon (5/28/02 - 5/28/03)

          Crime & Fiduciary - Aon (1/1/02 -1/1/03)

          Director & Officers - Aon (4/20/02 - 4/20/03)

          Professional/General Liability - Aon (1/1/02 - 1/1/03)

          Insurance Schedules (2002, 2003, Property, UST, Auto, Approved Drivers) and Workers Comp Loss Run (5 yr. As of 11/30/02 and 12/31/02)

          Property Insurance Program Policy Manual - Hobbs (12/1/01 - 12/1/02)

All Risk Property Binder Addendum from Hobbs Group (Effective 12/1/02 - 12/1/03)

          Auto Liability - Aon (1/1/02 - 1/1/03)

          Workers' Compensation - Aon (1/1/02 - 1/1/03, 2 binders)

Flood Certificates - Fac. 115 (eff. 1/9/03 - 1/9/04), 181 (eff. 1/17/03 -
1/17/04), 837 (eff. 12/17/02 - 12/17/03), 1233 (eff. 12/17/02 - 12/17/03)

Florida Pending Claims List - Florida Nursing Centers Only as of 12/31/02

Florida Licensure and Certification Documents - binder (current licenses, Medicaid Agreements, Medicare 1561's, original Medicare letters, tie-in notices, DMEPOS letters)

Corporate Integrity Agreement between Office of Inspector General of Dept. of Health and Human Services and Vencor, Inc. signed 7/24/00

Patient Trust Fund Trial Balance by Facility - December 2002

CIGNA Dental Preferred Provider Insurance - Low Incentive Plan and High Incentive Plan effective 1/1/03 for all Kindred full-time employees

Welcome to Your 2003 Employee Benefits - Communication and Enrollment for all Kindred full-time employees

Your Insured Benefit Plan - Health Services Division Nonunion Facilities (issued to Kindred Healthcare, Inc. by Metropolitan Life Ins. Co. - not dated)

Kindred Facility Historical Tax Data/Tax Year 2002 (Personal and Real Property
Tax) - Fac. 1217, 1218, 1220, 1232, 1233

Kindred Operational Analysis (GL4000) (Income Statement in Operational Format):
December 1999 Year End Final Close, December 2000 Year End Final Close, As of November 2001, As of December 2001, As of November 2002, December 2002 Year End Final Close, As of January 2003, As of February 2003, As of March 2003, As of April 2003

Nursing Center Payroll Analysis & Trend Report by Facility for Payroll Process Dates of 5/9/03 and 6/6/03 for Fac. 115, 117, 124, 125, 181, 245, 246, 268, 372,
610, 637, 836, 837, for Payroll Process Dates of 5/16/03 and 6/13/03 for Fac. 1217, 1218, 1220, 1232, 1233

Tax Assessment Statements by local authority -

     2002 Real Property - Fac. 115, 117, 124, 125, 181, 245, 246, 268, 372, 610,
     637, 836, 837

     2002 Personal Property - Fac. 115, 117, 124, 125, 181, 245, 246, 268, 372,
     610, 637, 836, 837

Cash/Receipt Record Recap (December 2002 - March 2003)

Kindred Florida Facilities Market Planning Map (10/02) and facility information

Kindred General Ledger Account Detail - January 2003 (housekeeping and laundry depts. wages accounts)

Kindred Asbestos Operations and Maintenance Program

Florida General Ledger Balances- Petty Cash and Patient Fund for each facility for Jan-May 2003

Current Vendor Lists for each facility

                                   SCHEDULE 4

                                   Violations

1.   Sign at Pompano Rehab and Nursing Center.

                                   SCHEDULE 5

                                     Repairs

1.   Windsor Woods Roof.